As filed with the Securities and Exchange Commission on __________

                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GREAT AMERICAN MINERALS, INC.
               ---------------------------------------------------
              (Exact name of small business issuer in its charter)

        Nevada                          1040                      68-0556778
 ----------------------     ----------------------------       ----------------
 (State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
   of incorporation          Classification Code No.)           Identification
   or organization)                                                  Number)


                        9051 South 1075 West, Suite B-301
                              West Jordan, UT 84088
                                  801-550-4924
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                          DENNIS J. McDOWELL, PRESIDENT
                          GREAT AMERICAN MINERALS, INC.
                        9051 South 1075 West, Suite B-301
                              West Jordan, UT 84088
                                  801-550-4924
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                              PAUL H. SHAPHREN, ESQ
                         Callister Nebeker & McCullough
                          Gateway Tower East, Suite 900
                              10 East South Temple
                            Salt Lake City, UT 84133
                                  801-530-7300


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

         Title of securities       Proposed maximum             Amount of
         to be registered          aggregate offering price(1)  registration fee
---------------------------------- ---------------------------- ----------------
              Units                       $8,839,950             $1,040.46

          Common stock(2)

Warrants to purchase common stock
        included in Units(2)

         Agent's Warrants
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(o).

(2) Common stock includes common stock included in Units, including Units issuable for commissions, common stock underlying Unit Warrants, corporate finance shares and common stock underlying the Agent's Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER __, 2004

PROSPECTUS

                          GREAT AMERICAN MINERALS, INC.
                                 5,000,000 Units
                     Consisting of One share of Common Stock
                            And One Series A Warrant

         Before this offering, there has been no public market for the common stock.

         Each unit consists of one share of common stock and one non-transferable Series A warrant. Each two whole Series A warrants entitle the holder to purchase one share of common stock at a price of CAD$0.65 for twelve months from the date of closing of the offering of the units. If the warrants are not exercised within twelve months from the date of closing of the offering of the units, they will expire and cannot be exercised thereafter. The shares of common stock and Series A warrants are separable from the units. Each will be represented by different certificates. We are offering 5,000,000 units in the Canadian provinces of British Columbia, Alberta and Ontario only through our agent, Canaccord Capital Corporation. The offering price is CAD$0.50 per unit. Our offering is a "commercially reasonable efforts" offering on a "minimum-maximum" basis. Completion of our offering is subject to the sale of at least 3,000,000 units. There are no minimum purchase requirements. The offering will commence on the effective date of this registration statement, which will occur concurrently with or after the date of issue of an MRRS Decision Document evidencing the issue of receipts for the Canadian prospectus in British Columbia, Alberta and Ontario by the British Columbia Securities Commission, and will continue for a period of 90 days from the date of issue of an MRRS Decision Document.

         Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 5.

---------------------------------- ------------------------- -------------------------------------- ---------------------------
                                      Price to Public(1)            Agent's Commissions(2)              Proceeds to Us(3)
---------------------------------- ------------------------- -------------------------------------- ---------------------------
Per unit                                   CAD$0.50                        CAD$0.05                          CAD$0.45
Total Minimum                           CAD$1,500,000                     CAD$150,000                     CAD$1,350,000
Total Maximum                           CAD$2,500,000                     CAD$250,000                     CAD$2,250,000
---------------------------------- ------------------------- -------------------------------------- ---------------------------

(1) The price per unit was established by negotiation between us and our underwriter, Canaccord Capital Corporation.

(2) We will pay the Agent a commission of 10% of the gross proceeds of the offering. At the Agent's option, up to half of such commission may be paid in the form of units at the public offering price. We will also issue one warrant to the Agent for each five units sold, each warrant exercisable for one year from the closing date to purchase one share of common stock at a price of CAD$0.65 per share. We will also issue 250,000 shares of common stock to the Agent.

(3) Before deducting estimated expenses of the offering of $105,000 payable by us.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Prospectus dated December __, 2004

         In addition to the units offered for cash, this Prospectus relates to the resale by selling shareholders of 6,566,667 shares, and 3,283,334 shares underlying the warrants, included in 6,566,667 units issuable upon conversion of CAD$1,849,000 face amount of our outstanding Series A, Series B and Series C Convertible Debentures. The Series A Debentures are convertible at 50% of the public cash offering price of the Units. The Series B and Series C Debentures are convertible at 60% of the public cash offering price of the Units. The resale of these shares will not be part of our offering through the Agent. We will not receive any of the proceeds from the sales by the selling shareholders.

         There is no public trading market for our units, common stock or warrants. These securities will not be listed on any national securities exchange in the United States.

         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the units offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

         All references herein to "dollars", "$" or "USD$" are expressed in United States currency unless specifically stated otherwise. All references to "CAD$" refer to Canadian currency.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................5
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................................10
PLAN OF DISTRIBUTION........................................................11
SELLING SHAREHOLDERS........................................................14
USE OF PROCEEDS.............................................................15
DILUTION....................................................................16
BUSINESS....................................................................17
PROPERTIES..................................................................27
LEGAL PROCEEDINGS...........................................................27
MARKET FOR COMMON STOCK.....................................................27
CAPITALIZATION..............................................................29
DIVIDENDS...................................................................29
SELECTED FINANCIAL DATA.....................................................30
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS..................31
DESCRIPTION OF CAPITAL STOCK................................................35
DIRECTORS AND EXECUTIVE OFFICERS............................................36
EXECUTIVE COMPENSATION......................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................40
INDEMNIFICATION OF OFFICERS AND DIRECTORS...................................41
LEGAL MATTERS...............................................................41
EXPERTS.....................................................................41
IF YOU WOULD LIKE MORE INFORMATION..........................................42
FINANCIAL STATEMENTS........................................................

                               PROSPECTUS SUMMARY

         This section is a summary of the principal features of this offering. The information in this section is a summary and therefore does not contain all of the information that you should consider before purchasing the Company's securities. You should read the entire prospectus carefully, including the "Risk Factors" section and the detailed financial information.

THE COMPANY

We were established on August 23, 2000 as a limited liability company formed under Nevada law. On April 15, 2003 we converted from a limited liability company into a Nevada corporation. We are a junior mining company dedicated to the exploration for and potential discovery of gold resources primarily in Nevada. None of our properties are currently in production. Our intent is to focus on both developing high quality prospects and mitigating financial risk by creating joint venture opportunities for select major and junior mining companies.

We plan to continue our exploration on four of our five key projects, which are detailed in this prospectus. These projects are the Madison-Lewis Property, Modoc Property, UNR Property and High Grade Property. Further exploration of these projects is required. We also plan on making a $250,000 option payment on our fifth key project, known as the Lewis Option.

We have developed a management team with over 125 years of combined experience in the mineral exploration and development industry.

We intend to conduct drilling and other exploration work on our exploration properties. If the results of our exploration projects indicate that there is a probability of an economically viable mineral resource on a property, we will conduct additional exploration work to attempt to establish proven or probable mineral resources. If reserves are established on any of our properties, we may attempt to sell the property, to joint venture the development of the property with a third party or to develop the property ourselves.

Mineral exploration is a high risk business, and we may not be successful.

Our principal offices are located at 9051 South 1075 West, Suite B-301, West Jordan, Utah 84088. Our telephone number is (801) 550-4924.

Our Properties

We have interests, or the rights to acquire interests, in properties in Nevada and California. Our primary objective is the exploration and, if warranted, development of our four key properties referred to in this prospectus as the Madison-Lewis Property, Modoc Property, UNR Property, and the HG or High Grade Property. Further exploration of these projects is required. Our fifth key project, the Lewis Option, is the right to acquire a property subject to existing mining leases. The properties are described in more detail in the "Properties" section. The following is a brief description of the principal properties:

Madison-Lewis Property. A joint venture comprised of the Company and Madison Enterprises, Inc. ("Madison") has exploration rights and an option to purchase these mining claims covering approximately 5,500 acres near Battle Mountain, Nevada, immediately adjacent to Newmont Mining Corporation's ("Newmont") Phoenix-Fortitude property. Madison has conducted exploratory drilling on the property in the past year which has confirmed gold mineralization. Madison has been paying certain exploration and holding costs as a result of which it has the right to a 51% interest in the joint venture. The Company expects Madison to increase its interest in the joint venture to 60%, at which point the Company has the right to elect to participate on a 60/40 joint venture basis or to allow Madison to acquire a further 15% interest (75% in the aggregate) by completing a feasibility study and arranging non-recourse project financing for the Company's remaining 25% net profit interest. Two directors of Madison became directors of the Company after Madison and the Company entered into the joint venture. Newmont has publicly announced that it intends to resume production on its Phoenix-Fortitude property.

Modoc Property. The Company's Modoc Property is located near Battle Mountain, Nevada approximately three miles from Newmont's Phoenix-Fortitude property and adjacent to the Madison-Lewis Property. The Modoc Property consists of mining claims covering approximately 2,560 acres, of which claims for approximately 1,960 acres are owned by the Company. The Company owns one-third, and a third party owns two-thirds, of the additional claims covering approximately 600 acres, but the Company has exclusive mining rights pursuant to a mining lease.

UNR Property. The UNR Property consists of 231 unpatented mining claims covering approximately 4,110 acres. The UNR Property is located in the Eureka Mining District, Eureka County, Nevada. The property lies within the Battle Mountain-Cortez Gold Trend. The property is approximately 18 miles south of the Pipeline Mine and approximately 12 miles south of the Cortez Hills, Pediment and ET Blue discovery areas announced by third parties. Based on third party press releases regarding surrounding properties, the Company believes the property hosts an extensive hydrothermally altered epithermal gold system, which is structurally and stratigraphically hosted in both upper and lower plate rocks of the Keystone window, near the southern edge of a 33.4 million year old granodiorite stock. Primary anomalous geochemistry includes gold, silver, arsenic, antimony, mercury and selenium. Samples taken by the Company from outcroppings of the lower plate quartz/jasperoid rocks assay at .05 ounces per ton ("opt") gold. The Company and Placer Dome US, Inc. ("Placer Dome") have entered into an agreement pursuant which Placer Dome has the right to earn an interest in this property.

HG Property. The HG, or "High-Grade", Property consists of approximately 1,960 acres of mining claims in Modoc County, California. Despite the name of the property, drilling by Golden Phoenix Minerals, a previous owner, indicated low grade gold mineralization at shallow depths. Newmont had the right to conduct exploratory drilling on the HG Property in 2001, but elected to return the property to the Company rather than continue exploration. The Company may continue mapping and sampling on the property to determine if higher grade mineralization may be present at greater depths.

Lewis Option. The Company has an option to acquire this property near Winnemucca, Nevada from F. W. Lewis, Inc., subject to existing mining leases. The mining rights to the property are held by a subsidiary of Vista Gold Corp. pursuant to certain mining leases. Therefore if the Company exercises its option, it would initially only be acquiring the right to receive royalties under the mining leases, if any, and not the right to conduct mining operations on the property. Open pit gold mines were operated on the property from 1984 to 1998 by Vista or its predecessors and are reported to have produced over 2,400,000 ounces of gold. The mines ceased active operations in 1998 due to low gold prices. The Company believes that Vista has maintained its permits to operate the mines and may attempt to restart mining operations on the property. If the Company exercised its option, it would only be the landlord of the property and it could not direct Vista's operations. In order to maintain the option, the Company must pay an option premium of $250,000 every six months commencing December 31, 2004. To exercise the option, the Company will be required to pay $7,500,000 on or before May 31, 2006, less option premiums previously paid, to acquire the F.W. Lewis interest.

Other Properties. The Company has additional mining claims covering approximately 2,970 acres of potential gold properties in Nevada. The Company has not conducted extensive exploration work on any of these properties and none of these properties have been shown to have any gold resources or reserves.

The Offering

The following is a brief summary of this offering:

Securities being offered by us:     5,000,000 units. Each unit consists of one
                                    share of common stock and one Series A
                                    warrant. Two Series A warrants entitle the holder to purchase one share of common stock at a price of CAD$0.65 for twelve months from the date of closing of the offering of the units. If the warrants are not exercised within twelve months from the date of closing of the offering of the units, they will expire and cannot be exercised thereafter.

                                    At the option of the Agent, the Company may issue up to 250,000 units to the Agent in lieu of cash commissions. The common stock and Series A warrants underlying any units issued to the Agent may be sold by the Agent from time to time at the then prevailing market price; provided that the Agent delivers a current prospectus to the purchasers.

                                    The Company will issue 6,566,667 units upon conversion of the Company's convertible debentures. This prospectus relates to the resale by the selling shareholders of the common stock underlying these units.

Offering price per unit             CAD$0.50

Net Proceeds to us                  If the maximum offering is sold, we will
                                    receive CAD$2,250,000 (approximately
                                    USD$1,885,000) in net proceeds, before
                                    expenses of the offering estimated at
                                    USD$105,000. The net proceeds will be used to pay general and administrative costs, to conduct exploration work on our key properties and for working capital purposes.

Number of shares outstanding
before the offering:                9,000,000 (1)

Number of shares outstanding
after the maximum offering          20,816,667 (2)

(1) Shares outstanding prior to the offering excludes shares which may be issuable on exercise of options which may be granted under the Company's Incentive Plan and shares issuable upon conversion of the Company's convertible debentures.
(2) Shares outstanding after the maximum offering excludes shares which may be issuable on exercise of options which may be granted under the Company's Incentive Plan, the Series A warrants and the warrants we will issue to the underwriter and does not include up to 250,000 shares included in units which may be issued to the Agent in lieu of commissions.

Risk Factors

The purchase of securities offered by this prospectus must be considered highly speculative, generally due to the nature of the Company's business and the stage of development of the properties in which the Company has an interest.

         Risks associated with our common stock include the following:

         o        we have incurred material net losses;
         o        we have no producing properties;
         o we may be required to expend substantial exploration costs on the Madison-Lewis property in order to maintain our interest in the property;
         o we may never locate mineral resources or proven reserves on any of our properties which could be economically developed;
         o even if we do locate mineral resources or reserves on our properties, we may be unable to obtain the financing or joint venture partners needed to develop the property;
         o fluctuation in the price of gold and other precious metals could negatively affect the value of our properties;
         o        we are controlled by our principal stockholders.

         Risks specific to the offering include the following:

         o the offering price was determined in negotiations between the Company and the Agent and may not reflect the market price of the common stock after the offering;
         o persons who previously purchased the Company's convertible debentures will receive units at a price substantially below the public offering price of the units;
         o it is possible that the market price of the common stock will not exceed the exercise price of the Series A warrants before the warrants expire;
         o the common stock is considered a "penny stock" in the United States, which may negatively affect the liquidity of any market that may develop in the United States;
         o no one has guaranteed that the minimum offering amount will be sold;
         o the proceeds of the offering may not be sufficient to satisfy all of our capital needs.

You should carefully consider the risks described under the heading "Risk Factors," beginning on page 5.

Summary Financial Information

The following table sets forth our summary financial data. The summary financial data in the table is derived from our financial statements and are expressed in United States dollars. The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus. The unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for these periods. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.

--------------------------------------- -------------------------------- ------------------------------- ---------------------
                                                  Year Ended                   Nine Months Ended           Cumulative From
                                                 December 31,                    September 30,               Inception to
                                              2003            2002            2004            2003          Sept. 30, 2004
--------------------------------------- ----------------- -------------- --------------- --------------- ---------------------
Statement of Earnings Data
Revenue                                 $             -   $          -   $           -   $           -   $                 -
Exploration expenses                            253,698         51,776         453,108         127,282               758,582
G&A Expenses                                  1,150,239              -         262,556       1,062,315             1,412,759
Net Loss                                     (1,417,387)       (26,776)       (758,855)     (1,193,536)           (2,203,018)
Loss per Share of Common Stock                    (0.17)          0.00           (0.08)          (0.15)
--------------------------------------- ----------------- -------------- --------------- --------------- ---------------------

---------------------------------------- ------------------------- ----------------------------
                                            December 31, 2003          September 30, 2004
---------------------------------------- ------------------------- ----------------------------
Balance Sheet Data
Net working capital                               (419,588)                  (1,175,742)
Total Assets                                        27,067                       42,006
Stockholders' deficit                             (411,125)                  (1,157,158)
---------------------------------------- ------------------------- ----------------------------

(1) On April 15, 2003, the Company reorganized and converted from a limited liability company into a corporation. Since the Company incurred losses for all periods of operation as a limited liability company, the accumulated deficit at April 15, 2003 of $62,144 was reclassified to additional paid in capital in the Company's 2003 financial statements.

                                  RISK FACTORS

Investing in our common stock involves substantial risks. You should be able to bear a complete loss of your investment. You should carefully consider the following factors and other information in this prospectus before deciding to purchase our securities.

Risk Factors Relating to the Company and its Properties

We have a limited operating history on which to evaluate our potential for future success. We were originally formed in 2000. Our activities to date have been limited to locating properties for acquisition and exploration, negotiating the terms of the joint venture with Madison and conducting limited exploration work on some of our properties. We have not generated any revenues and we do not have any mining operations. We have generated operating losses since inception

(August 23, 2000). Our operations have been limited by our limited available capital. Since we have no experience as a company in managing ongoing mining development or operations, our limited history may not be indicative of future results.

We do not have any producing properties or other sources of revenue. None of our properties contain proven reserves, and we may never discover proven reserves on our properties. None of our properties are currently in production, and we have no assured source of revenue. Our long term survival will require that we develop a source of revenue or raise additional capital by the issuance of additional equity. Development of production on any of our properties will be dependent on the results of further geologic testing and will require significant expenditures before production can begin. We cannot be sure that we will be able to generate revenue from our mining properties.

Our exploration activities are highly speculative. Exploration for ore is speculative, and gold exploration is highly speculative in nature. Exploration projects involve many risks and frequently are unsuccessful. There can be no assurance that our future exploration efforts for gold or other metals will be successful. Success in exploring for mineral deposits will be the result of a number of factors, including the following:

         -        quality of management;

         -        geological and technical expertise;

         -        quality of land available for exploration; and

         -        capital available for exploration.

If we discover a site with gold or other mineralization, it may take several years from the initial phases of exploration and drilling until production is possible during which time the economic feasibility of production may change. Mineral exploration, particularly for gold and silver, is highly speculative in nature, capital intensive, involves many risks and frequently is nonproductive. There can be no assurance that our mineral exploration efforts will be successful. Substantial expenditures are required to establish mineral deposits or ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of these uncertainties, no assurance can be given that our exploration programs will result in the discovery of mineral resources or reserves.

We are dependent on certain key personnel. We are currently dependent upon the ability and experience of Dennis McDowell, our President and Chief Executive Officer and Donald McDowell, our Chairman and Executive Vice President. There can be no assurance that we will be able to retain any or all of such officers. We currently do not carry key person insurance on any of these individuals, and the loss of one or more of them could have a material adverse effect on our operations. We have entered into employment agreements with each of such officers, which provide for certain payments upon termination or resignation resulting from a change of control (as defined in such agreements). We compete with other companies both within and outside the mining industry in connection with the recruiting and retention of qualified employees knowledgeable in mining operations.

The volatility of metals prices may adversely affect our exploration efforts. If prices for gold and other precious metals decline, it may not be economically feasible for us to continue our exploration of a project or to interest a joint venture partner in developing commercial production at some or all of our properties. The Company may make substantial expenditures for exploration or development of a property which cannot be recovered if production becomes uneconomical. Gold prices historically have fluctuated widely, based on numerous factors including:

         -        industrial and jewelry demand;

         - market supply from new production and release of existing bullion stocks;

         -        central bank lending, sales and purchases of gold;

         -        forward sales of gold by producers and speculators;

         -        production and cost levels in major gold-producing regions;

         - rapid short-term changes in supply and demand because of speculative or hedging activities;

and

         - macroeconomic factors, including confidence in the global monetary system; inflation expectations; interest rates and global or regional political or economic events.

Undetected title defects could affect our interest in our properties. We have investigated title to all of our mineral claims and have obtained title opinions with respect to our most significant properties. To the best of our knowledge, title to all of our properties is in good standing. This should not be construed as a guarantee of title and there is no guarantee that title to our properties will not be challenged or impugned. Any challenge to our title could delay the exploration, financing, and development of the property and could ultimately result in the loss of some or all of our interest in a property. Any of our properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects. Almost all of our properties consist of unpatented mining claims. Maintenance of unpatented mining claims requires the payment of annual fees to the federal government. Inadvertent failure to pay the fees would result in loss of the affected claims.

We have suffered recurring material net losses. We have suffered recurring material net losses and losses from operations during the most recent interim period and in recent fiscal years. Cumulative net losses for the period from inception (August 23, 2000) through September 30, 2004 were $2,203,018. We anticipate that losses will continue in the future unless we are able to generate sufficient revenue from our properties, and such losses may increase as our level of expenditures increases.

Because we are subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Our common stock is penny stock as defined by the Exchange Act. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The reluctance of institutional investors to trade penny stocks and the additional burdens imposed upon stockbrokers by these requirements discourages stockbrokers from effecting transactions in our common stock, which may limit the market liquidity and the ability of investors to trade our common stock. The lack of volume and transactions in our stock may reduce the overall market value of the common stock.

We face significant competition. The mining industry is competitive, and we must compete with many long-established companies having far greater resources and operating experience. Furthermore, the demand for financing of mineral exploration and development programs substantially exceeds the available supply, and we compete with other exploration and development companies of far greater means for the available funds. Since we do not have a history of locating economically viable mining properties, we may be at a disadvantage to more established junior mining companies in attracting financing or joint ventures with senior mining companies.

We do not intend to pay dividends on the common stock in the foreseeable future. We have never paid a dividend on our common stock and do not intend to do so in the foreseeable future. Any future payment of dividends by us is subject to the discretion of the Board of Directors, as well as the legal availability of funds.

We are controlled by our principal stockholders. Two of our principal stockholders, Angel Investments, LLC and Donald McDowell, currently own 27.8% and 61.1% respectively of our common stock. Angel Investments, LLC is controlled by Dennis McDowell. If the maximum amount of this offering is sold, but none of the warrants are exercised, Angel Investments, LLC and Donald McDowell will own 12.1% and 26.7% respectively of our common stock then outstanding. Messrs. Dennis and Donald McDowell will therefore continue to be significant shareholders and may effectively control us after the offering. The percentage shareholdings for Messrs. Dennis and Donald McDowell do not include options that each of them hold to purchase 500,000 shares of common stock.

There are conflicts of interest between us and our management and their affiliates. There have been material transactions between the Company and our management and their affiliates, some of which cannot be deemed to have been the result of arm's length negotiations. The Madison-Lewis property is held in a joint venture arrangement with Madison Enterprises. Chet Idziszek and Jim Stewart, officers and directors of Madison, became directors of the Company after the terms of our relationship with Madison were determined. All future dealings between us and Madison will present conflicts of interest for Messrs. Idziszek and Stewart. There have also been dealings between us and Dennis McDowell and Donald McDowell. See "Certain Relationships and Related Transactions" for further information about these conflicts.

We face substantial governmental regulation.

         Safety. If we commence mining operations, they will be subject to inspection and regulation by the Mine Safety and Health Administration of the United States Department of Labor ("MSHA") under the provisions of the Mine Safety and Health Act of 1977. The Occupational Safety and Health Administration ("OSHA") also has jurisdiction over safety and health standards not covered by MSHA.

         Current Environmental Laws and Regulations. We must comply with environmental standards, laws and regulations that may result in greater or lesser costs and delays depending on the nature of the regulated activity and how stringently the regulations are implemented by the regulatory authority. The costs and delays associated with compliance with such laws and regulations could stop us from proceeding with the exploration of a project or the operation or future exploration of a mine. Laws and regulations involving the protection and remediation of the environment and the governmental policies for implementation of such laws and regulations are constantly changing and are generally becoming more restrictive. We expect to make in the future significant expenditures to comply with such laws and regulations. These requirements include regulations under many state and U.S. federal laws and regulations, including:

         - the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") which regulates and establishes liability for the release of hazardous substances;

         -        the U.S. Endangered Species Act;

         -        the Clean Water Act;

         -        the Clean Air Act;

         -        the U.S. Resource Conservative and Recovery Act ("RCRA");

         -        the Migratory Bird Treaty Act;

         -        the Safe Drinking Water Act;

         -        the Emergency Planning and Community Right-to-Know Act;

         -        the Federal Land Policy and Management Act;

         -        the National Environmental Policy Act; and

         -        the National Historic Preservation Act.

         The United States Environmental Protection Agency continues the development of a solid waste regulatory program specific to mining operations such as ours, where the mineral extraction and beneficiation wastes are not regulated as hazardous wastes under RCRA.

         Some of our properties are located in historic mining districts with past production and abandoned mines. We are exposed to liability, or assertions of liability that would require expenditure of legal defense costs, under joint and several liability statutes for cleanups of historical wastes that have not yet been completed.

         Environmental laws and regulations may also have an indirect impact on us, such as increased costs for electricity due to acid rain provisions of the United States Clean Air Act Amendments of 1990. Charges by refiners to which we may sell any metallic concentrates and products have substantially increased over the past several years because of requirements that refiners meet revised environmental quality standards. We have no control over the refiner's operations or their compliance with environmental laws and regulations.

         Potential Legislation. Changes to the current laws and regulations governing the operations and activities of mining companies, including changes in permitting, environmental, title, health and safety, labor and tax laws, are actively considered from time to time. We cannot predict such changes, and such changes could have a material adverse impact on our business. Expenses associated with the compliance with such new laws or regulations could be material. Further, increased expenses could prevent or delay exploration projects and could therefore affect future levels of mineral production.

We Are Subject To Environmental Risks.

         Environmental Liability. We are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste rock and materials that could occur as a result of our mineral exploration and production. To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy environmental pollution would reduce funds otherwise available to us and could have a material adverse effect on our financial condition or results of operations. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure may be significant and could have a material adverse effect on us. We have not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) because it is not generally available at a reasonable price.

         Environmental Permits. All of our exploration activities are subject to regulation under one or more of the various state and federal environmental laws and regulations in the U.S. Many of the regulations require us to obtain permits for our activities. We must update and review our permits from time to time, and are subject to environmental impact analyses and public review processes prior to approval of the additional activities. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have a significant impact on some portion of our business, causing those activities to be economically reevaluated at that time. Those risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capabilities. The posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, and therefore increases in bonding requirements could prevent our operations from continuing even if we were in full compliance with all substantive environmental laws.

Risk Factors Relating to the Offering

There is no current market for our common stock. Prior to this offering, there was no public market for our common stock. Even if a market develops following the offering, there may not be sufficient trading volume to provide liquidity to our stockholders or to avoid extreme volatility in the future price of the common stock.

The market price of our common stock may decline. We cannot assure you that the public trading market price of our common stock will not decline after the offering. You may never be able to sell shares of common stock that you purchased in the offering at a price equal to or greater than the offering price. If the market price of our common stock does not rise above the exercise price of the Warrants, the Warrants will have no value.

Debenture holders will receive units below the public offering price. The Company's outstanding Series A debentures will convert into units at 50% of the public offering price. The Company's outstanding Series B and C debentures will convert into units at 60% of the public offering price. Since these shares will be issued at a price below the public offering price, the former debenture holders may be more likely to resell their shares than investors who pay cash in the offering. This could have a negative impact on the trading price of the common stock in any market that develops for the common stock after the offering.

Our need for capital may not be satisfied by the offering. We intend to raise approximately CAD$2,500,000 by making this offering, but no assurance can be given that we will be able to do so. Even if the offering is successfully completed, the net proceeds we receive from the offering may not be sufficient to fund our future exploration and development activities or to support our operations until operating revenue is generated. We do not have any commitments for raising either debt or equity capital following the offering. We cannot assure you that the funds from this offering will be sufficient to fund operations. Any additional financing we obtain in the future will present additional risks to our stockholders, depending on the price and terms attached to such funding. See "Use of Proceeds."

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Any statements contained in this prospectus that are not statements of historical fact are forward-looking statements. You can identify these statements by words such as "may," "will," "expect," "anticipate," "estimate,"

"continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information and are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as uncertainties in cash flow, expected costs of litigation, the volatility and level of gold and other precious mineral prices, production rates and reserve replacement, reserve estimates, exploration and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, fluctuations in the economic environment and other such matters, many of which are beyond our control. You are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.


                              PLAN OF DISTRIBUTION

         The Canadian Offering

         We are offering (the "Offering") to the public through our agent, Canaccord Capital Corporation (the "Agent"), and its subagents a minimum of 3,000,000 units and a maximum offering of 5,000,000 units at a price of CAD$0.50 per Unit for minimum gross proceeds of CAD$1,500,000 and maximum gross proceeds of CAD$2,500,000. The Agent is not acting as agent for any Selling Shareholder. The Offering is being made to investors resident in the provinces of British Columbia, Alberta and Ontario. The Offering price and terms of this Offering have been determined by negotiation between the Agent and us.

         The completion of our Offering is subject to a minimum subscription of CAD$1,500,000. If we do not reach this minimum subscription the Agent will return all funds raised hereunder to investors without interest or deduction. We will terminate the Offering if the minimum is not subscribed within 90 days of the date of the final prospectus receipt.

         We have entered into an agency agreement with the Agent dated for reference __________, 2004 (the "Agency Agreement"). The Agent has agreed to offer the units for sale to the public in the provinces of British Columbia, Alberta and Ontario. Our Offering is on a "commercially reasonable efforts" basis. Although the Agent has agreed to use its commercially reasonable efforts to sell the units, it is not obliged to purchase any units which are not sold.

         The Agent will receive a fee of 10% of the gross proceeds of the units sold (the "Agent's Fee"), being CAD$150,000 if the minimum offering is sold and CAD$250,000 if the maximum offering is sold. The Agent's Fee shall be paid from the proceeds of the Offering on Closing. At the Agent's election, up to half of the Agent's fee may be paid in units at the public offering price. In connection with the Offering, the Company has also agreed to issue to the Agent on Closing 250,000 Common Shares (the "Agent's Corporate Finance Shares"). In connection with the Offering, the Agent will also be granted such number of Common Share purchase warrants (the "Agent's Warrants") as equals 20% of the number of units sold, being a minimum of 600,000 and a maximum of 1,000,000 Agent's Warrants. Each Agent's Warrant shall entitle the holder thereof to purchase one Common Share (an "Agent's Warrant Share") for a term of 12 months after Closing at CAD$0.65 per share. This Prospectus also qualifies the distribution of the Agent's Corporate Finance Shares and the Agent's Warrants effective upon Closing. In addition, the Company has agreed to pay to the Agent a corporate finance fee of CAD$30,000, of which CAD$15,000 has been paid.

         We have agreed to reimburse the Agent for its reasonable expenses in connection with our Offering, including the Agent's out-of-pocket expenses and fees and disbursements of its legal counsel regardless of whether it is completed. If the Offering is not completed no Agent's Fee will be payable to the Agent and no Agent's Corporate Finance Shares or Agent's Warrants will be issuable to the Agent.

         The Agent may form a selling group of Canadian registered investment dealers to assist with sales of the Units as subagents. All compensation paid to members of the selling group will be paid from the Agent's compensation. We will pay no additional compensation to members of the selling group. We will commence the Offering on the effective date of this registration statement, which will occur concurrently with or after the date of issue of an MRRS decision document evidencing the issue of receipts for the Canadian prospectus in British Columbia, Alberta and Ontario by the British Columbia Securities Commission, and we will continue the Offering for a period of 90 days from the date of issue of an MRRS Decision Document. We expect those dates to occur at approximately the same time. We expect to close the Offering on or about _______. We must complete the Offering within 90 days from the date of issuance of an MRRS decision document for the Canadian prospectus, unless such time period is extended by the British Columbia Securities Commission. Completion of our Offering is subject to obtaining subscriptions for a minimum of 3,000,000 units. Those who wish to participate in our Offering must open accounts with the Agent or members of its selling group, and deposit the purchase price of the Units they wish to purchase into their accounts. Subscription funds will not be held in escrow: rather, they will be withdrawn from client accounts on the Closing Date. If we do not receive subscriptions for all the Units under the Minimum Offering, the Agent will not withdraw funds from client accounts and amounts deposited will continue to show as credits to the account until otherwise utilized or withdrawn.

         The Agent does not beneficially own, directly or indirectly, any securities of the Company.

         Pursuant to the Agency Agreement, we granted the Agent the right of first refusal to provide any further equity financing that we require for a period of one year from the closing of this Offering.

         The obligations of the Agent under the Agency Agreement may be terminated at any time before Closing at the Agent's discretion on the basis of its assessment of the state of the financial markets and may also be terminated at any time on the occurrence of certain stated events.

         We have agreed to indemnify the Agent against certain liabilities under United States and Canadian securities laws.

         Applicable United States securities laws require that we register the shares which purchasers of the units may acquire upon exercise of the Series A warrants and that the Agent may acquire on exercise of the Agent's Warrants, or use an available exemption in order to legally issue them. We have promised in our Agency Agreement with the Agent to keep this registration statement effective for the term of such Series A warrants and Agent's Warrants; however, we can offer you no assurance that we will be able to do so.

         This Prospectus also qualifies the distribution in Canada of other securities effective upon Closing as follows:

         4,123,333 Units issuable to non-U.S. holders of the Company's Series A and Series B Debentures. The Series A Debentures are convertible at 50% of the public cash offering price of the Units (CAD$0.25 per Unit). The Series B Debentures are convertible at 60% of the public cash offering price of the Units (CAD$0.30 per Unit).

         Selling Shareholder Distribution

         Investors (the "Selling Shareholders") who currently hold CAD$1,849,000 of the Company's Debentures will receive 6,566,667 units on the Offering Date in conversion of the Debentures. This prospectus also relates to the resale of 6,566,667 shares included in the Selling Shareholders' units as well as the resale of 3,283,334 shares issuable on exercise of warrants included in the Selling Shareholders' units. We are registering these shares on behalf of the Selling Shareholders to fulfill our obligations under certain agreements with the Selling Shareholders. The registration of these shares does not necessarily mean that any of the shares will be offered or sold by the Selling Shareholders under this offering.

         The Selling Shareholders and their pledgees, donees, transferees or other successors in interest may offer their shares at various times in one or more of the following transactions:

                  (a) a block trade on any market on which the shares may be traded in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                  (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

                  (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

                  (d) privately negotiated, face-to-face transactions between the selling shareholders and purchasers without a broker-dealer;

                  (e) through the writing of options or short sales;

                  (f) any combination of the above; and

                  (g) through any other method permitted pursuant to applicable law.

         The sale price to the public may be the market price prevailing at the time of sale, a price relating to such prevailing market price or such other price as the Selling Shareholders determine from time to time.

         The Selling Shareholders may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the Selling Shareholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell the shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered hereby will be issued to or sold by the Selling Shareholders. The Selling Shareholders and any brokers, dealers or agents effecting the sale of any of the shares may be deemed to be "underwriters" under the Securities Act. In addition, the Selling Shareholders' shares covered by this prospectus may also be sold under Rule 144 promulgated under the Securities Act, rather than pursuant to this prospectus, provided they meet the criteria and conform to the requirements of Rule 144. The Selling Shareholders have the sole discretion not to accept any offer to purchase shares or make any sale of shares.

         The Selling Shareholders, alternatively, may sell the shares offered under this prospectus through an underwriter. We cannot guarantee that this type of agreement will not be entered into. If the Selling Shareholders notify us that they have entered into this type of agreement, we will supplement or revise this prospectus as required by the Securities Act.

         To comply with the securities laws of various jurisdictions, the shares offered by the Selling Shareholders may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         The Company is bearing all costs relating to the registration of the shares. The Selling Shareholders will pay any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares by them.

         If the Company's shares are listed on a Canadian stock exchange, the Selling Shareholders will be subject to any restrictions on resale imposed by such exchange.

                              SELLING SHAREHOLDERS

         We are registering for resale 9,850,001 shares of our common stock for resale by the Selling Shareholders identified below. The Selling Shareholders acquired 6,566,667 of the shares on conversion of our debentures and the remaining 3,283,334 shares may be acquired by the Selling Shareholders on exercise of the Series A warrants received on conversion of the convertible debentures. The Selling Shareholders do not necessarily intend to sell any of their shares. We have registered the resale of these shares for the Selling Shareholders due to registration rights granted to the Selling Shareholders, not because the Selling Shareholders had expressed intent to immediately sell their shares.

------------------------------------------------ ------------------------ ---------------- --------------------
           Selling Shareholder                     Shares Owned Before     Shares Offered   Shares Owned After
                                                          Offering                               Offering
------------------------------------------------ ------------------------ ---------------- --------------------
William Matlack                                            1,100,000        1,100,000                 0
George T. Hawes                                            1,625,000        1,625,000                 0
J. Theodore Schwartz, Jr.                                    200,000          200,000                 0
AU Capital, L.P.                                             480,000          480,000                 0
Matthew Sheerin                                              255,000          255,000                 0
Liberty Ermitage Gold & Resources Fund                     1,650,000        1,650,000                 0
Tadahiro Kanazaki                                            550,000          550,000                 0
Leaside West Investments                                     120,000          120,000                 0
Janice Advent                                                370,000          370,000                 0
Leo J. Thibodeau                                             300,000          300,000                 0
Peppy Holdings                                               150,000          150,000                 0
Jim and Janet Hardy                                          115,000          115,000                 0
Shreepada Holdings                                           300,000          300,000                 0
Klassic-Fore Investments                                     120,000          120,000                 0
Ron Mitchell                                                 550,000          550,000                 0
M.P.J. Linssen                                               600,000          600,000                 0
Luke Norman                                                  150,000          150,000                 0
Barbara Langer                                               109,999          109,999                 0
Richard J. Mark                                               90,000           90,000                 0
Victoria Portfolio S.A.                                      100,000          100,000                 0
Cindy Klaudt                                                  75,000           75,000                 0

                                       14

------------------------------------------------ ------------------------ ---------------- --------------------
           Selling Shareholder                     Shares Owned Before     Shares Offered   Shares Owned After
                                                          Offering                               Offering
------------------------------------------------ ------------------------ ---------------- --------------------
Phil Bedell                                                   49,999           49,999                 0
George Willson                                               100,000          100,000                 0
Roger Taylor                                                  49,999           49,999                 0
Roy Schemel                                                   49,999           49,999                 0
Correne Bruun                                                 49,999           49,999                 0
Paul Bruun                                                    25,000           25,000                 0
John Leblanc                                                  25,000           25,000                 0
Harinder Kalair                                               75,000           75,000                 0
643990 BC Ltd.                                                30,000           30,000                 0
Karen Perchie                                                 20,000           20,000                 0
Eric Chee-Hang Wong                                           34,999           34,999                 0
Marcus Foster                                                 10,000           10,000                 0
Brian McConachy                                               40,000           40,000                 0
Denise Foster                                                 10,000           10,000                 0
6156495 Canada Ltd.                                           90,000           90,000                 0
Sean Hurd                                                     25,000           25,000                 0
Duncan Gordon                                                 25,000           25,000                 0
421905 BC Ltd.                                                25,000           25,000                 0
Charles William Baker                                         49,999           49,999                 0
Cheryl Jim                                                    30,000           30,000                 0
Frederick James Lawrence White                                19,999           19,999                 0
------------------------------------------ -------------------------- ---------------- --------------------

         Shares listed as owned before the offering includes shares purchasable on exercise of the Series A warrants included in units issued on conversion of the debentures (one-third of the total shares listed for each Selling Shareholder).

         In addition to the shares registered for the Selling Shareholders, we are also registering the following shares for Canaccord Capital Corporation, the
Agent: (i) the 250,000 corporate finance shares, (ii) up to 250,000 shares included in units received by the Agent in payment of commissions and up to 125,000 shares underlying the warrants included in the units.

         None of the Selling Shareholders have any relationship to the Company other than the beneficial share ownership listed above.

                                 USE OF PROCEEDS

         Our current expectations as to the use of the proceeds from this offering if the offering is fully subscribed are illustrated below. We have no firm agreement concerning items listed and no binding budget has been established. If less than the full offering is subscribed for, we will pay the costs of the offering and apply any additional available funds in approximately the proportion indicated below. The amounts stated herein are approximate only and the actual expenditures may vary from the estimate.

         The following table illustrates our current expectations as to the use of the proceeds from this offering if the offering is fully subscribed and if only the minimum offering of CAD$1,500,000 is subscribed.

                       (Expressed in Canadian Dollars(1))

                                           If the Minimum       If the Maximum
                                                 Offering             Offering

                                           (CAD$1,500,000)     (CAD$2,500,000)
                                           is sold             is sold
                                     --------------------- --------------------
 Gross Proceeds                             CAD$1,500,000        CAD$2,500,000
 Commissions                                     (150,000)            (250,000)
 Cost of Offering                                (136,000)            (136,000)
                                                 --------             --------
          Net Proceeds                      CAD$1,214,000        CAD$2,114,000
                                            -------------        -------------

 General and Administrative costs                 250,000              275,000
 Madison-Lewis JV                                 325,000              500,000
 Modoc Phase 1 program                            125,000              125,000
 Modoc Phase 2 program                                nil              221,000
 UNR JV                                            35,000               35,000
 HG phase 1 program                                35,000               35,000
 Black Kettle phase 1 program                      65,000               65,000
 Working capital                                  379,000              858,000

                      Net Proceeds          CAD$1,214,000        CAD$2,114,000
                                            -------------        -------------

         (1) As of November 17, 2004 the exchange rate was approximately CAD$1.19 for every USD$1.00. The net proceeds from the minimum and maximum offering are therefore approximately USD$1,020,168 and USD$1,776,491, respectively.

We reserve the right to allocate our resources in a different manner if necessary or appropriate.

                                    DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma adjusted net tangible book value per share of our common stock after this offering. Net tangible book value is the value of our tangible assets less total liabilities. For purposes of calculating dilution, we have not allocated any of the offering price per unit to the warrants. At September 30, 2004, our net tangible book value per share was ($0.1304). Our pro forma adjusted net tangible book value per share reflecting sale of the maximum offering and conversion of the debentures is $0.1652 per share. Therefore, investors purchasing stock in this offering would suffer an immediate dilution of $0.2549 per share (approximately CAD$0.3033). As a result of the offering and the conversion of the debentures, the net tangible book value of common stock held prior to the offering by officers, directors and others would increase by $0.2957 per share without any additional investment in their part. The following table illustrates this per share dilution:

Initial public offering price per share (USD)                           $0.4202
    Net tangible book value per share as of
      September 30, 2004                                      ($0.1304)
    Increase in net tangible book value attributable
      to this offering                                         $0.2957
Pro forma adjusted net tangible book value after this
  offering                                                              $0.1652
Dilution per share to new investors                                     $0.2549

The 9,000,000 shares of common stock outstanding prior to the offering were issued at an average price of $0.1169 (CAD$0.1391) per share. Persons who receive units on conversion of debentures will receive their shares at $0.2101 (CAD$0.25) or $0.2521 (CAD$0.30) per share. Persons who purchase units for cash in the offering will be paying $0.4202 (CAD$0.50) per share for their shares.

                                    BUSINESS

We were established on August 23, 2000 as a limited liability company formed under Nevada law. On April 15, 2003 we converted from a limited liability company into a Nevada corporation. We are a junior mining company dedicated to the exploration for and potential discovery of gold resources primarily in Nevada. None of our properties are currently in production. Our intent is to focus on both developing high quality prospects and mitigating financial risk by creating joint venture opportunities for select major and junior mining companies.

We plan to continue our exploration on four of our five key projects, which are detailed in this prospectus. These projects are the Madison-Lewis Property, Modoc Property, UNR Property and High Grade Property. Further exploration of these projects is required. We have entered into agreements with respect to the Madison-Lewis Property and the UNR Property and all exploration work on those properties will be conducted by or in conjunction with our joint venture partner. We also plan on making a $250,000 option payment on our fifth key project, known as the Lewis Option, from our existing working capital.

We have developed a Management team with over 125 years of combined experience in the mineral exploration and development industry.

We intend to conduct drilling and other exploration work on our exploration properties. If the results of our exploration projects indicate that there is a probability of an economically viable mineral resource on a property, we will conduct additional exploration work to attempt to establish proven or probable mineral resources. If reserves are established on any of our properties, we may attempt to sell the property, to joint venture the development of the property with a third party or to develop the property ourselves.

Mineral exploration is a high risk business, and we may not be successful.

Description of Properties

Note: We have reported the results of assays or other tests reflecting the presence of gold in ounces per ton, or opt. This is an estimate of the fraction of an ounce of gold to be found in one ton of rock in the deposit, based on the tested sample. Similarly, the presence of silver or other metals is reported in opt or parts per million (ppm). Since the Company's properties do not contain proven or probable ore reserves, these numbers are only intended to reflect the Company's interest in further exploration in a project. The ability to economically mine a property will depend on numerous factors in addition to the concentration (opt) of the target mineral including, among other things, whether further exploration results in the finding of a proven reserve; the depth, length and width of any proven reserves; the cost of reaching the deposit by tunneling or removal of overburden; the amount of the deposit which can be recovered; the nature of chemical or physical treatment necessary to recover minerals from mined ore; the cost of mining and the price of the recovered metal. Relatively high opt values on a property without proven reserves therefore do not imply that the property is more likely to be economically minable.

A map showing the approximate location of the Company's properties is included below.

                                 [MAP OMITTED]

Madison-Lewis Property

Through a joint venture with Madison Enterprises, the Company has acquired claims and patents for control of over 5,500 acres on the Battle Mountain Trend in Nevada. The Madison-Lewis Property is located within the Battle Mountain Mineral Belt, immediately adjacent to the north and northwest of Newmont Mining Corporation's Phoenix-Fortitude Property. The Lone Tree gold deposit (53 million tons grading 0.061 opt ), the Marigold deposit (11 million tons grading 0.039 opt ) and the Trenton Canyon deposit (5 million tons grading 0.039 opt ) are located, respectively, fourteen, eight and four miles north of the Madison-Lewis Property within the Battle Mountain Trend.

Newmont has reported current reserves at the Phoenix-Fortitude Property of 174 million tons grading 0.034 opt gold, containing 6,000,000 ounces of gold at $300 per ounce along with an additional 73.8 million tons grading 0.026 opt gold as additional resource. Past production for the Phoenix-Fortitude Property exceeded 2,000,000 ounces of gold. Newmont has reported that it intends to resume production at Phoenix-Fortitude in 2006 and that estimated gold production may exceed 400,000 ounces per year. Although the Madison-Lewis Property adjoins the

Phoenix-Fortitude Property, production on the Phoenix-Fortitude Property does not imply that the Company will discover gold resources or reserves on the Madison-Lewis Property.

Exploration drilling on the Madison-Lewis Property (thirty-three drill holes totaling 23,885 feet) has demonstrated a geological environment identical to that underlying the Phoenix-Fortitude Property, including a direct on-strike extension of the hosting stratigraphy, controlling structures and mineralizing styles. The gold-bearing mineralization, at least 1,850 feet in extent, appears to take the form of a continuous, sub-vertical, linear body with a series of connected, sub-horizontal amoeba shaped zones. Mineralization remains open to expansion both laterally and vertically within each style of mineralization. The Madison-Lewis Property hosts in excess of 15,000 feet of the Battle Mountain Trend, which is locally identified as the Virgin Structural Zone and its associated splays. In addition, two additional sub-parallel structural zones of exploration interest, the Buena Vista and Trinity systems, cross a large extent of the Madison-Lewis Property. Both of these fault systems are known to host mineralization, including small scale historic production. Previous drilling to the Buena Vista has returned values of an average grade of 0.13 opt over 90 feet. Drilling results from the Madison-Lewis Property compare favorably with Newmont's reserve grades at the Phoenix-Fortitude Property. In addition, many of the drill hole intersections have returned gold grades higher (over similar widths) than the average grade (0.034 opt ) of the 6,000,000 ounces of reserves reported by Newmont to be present at the Phoenix-Fortitude Property and some are the highest-grade gold intervals returned from the Battle Mountain Mineral Belt.

The following is a summary of selected results from Madison's drilling on the Madison-Lewis property:

-------------- ------------ ------------ -------- ------- ---------- -------
                             Azimuth/     From      To    Interval     Au
   Section     Drill Hole       Dip      (feet)   (feet)   (feet)    (opt)
-------------- ------------ ------------ -------- ------- ---------- -------
28,750 N       MAD-32       090(0)/-65(0)    155     200         45   0.152
                            incl.            160     170         10   0.575
                                             565     700        135   0.039
                            incl.            615     635         20   0.098
                            and              670     680         10   0.113
28,850 N       MAD-08       090(0)/-70(0)    350     380         30   0.205
               MAD-14       090(0)/-77(0)    335     445        110   0.017
                            incl.            335     350         15   0.048
                                             545     655        110   0.019
                            incl.            635     655         20   0.056
               MAD-30       090(0)/-60(0)    320     355         35   0.027
                            incl.            320     335         15   0.044
               UTX-6        090(0)/vert.     325     390         65   0.096
28,950 N       MAD-15       090(0)/-70(0)    260     335         75   0.043
                            incl.            290     310         20   0.124
                                             485     500         15   0.041
29,000  N      UTX-3        090(0)/vert      495     520         25   0.073
                                             645     682         35   0.052
29,050 N       MAD-6        090(0)-75(0)     170     250         80   0.039
                            incl.            220     235         15   0.078
               MAD-27       090(0)/-87(0)    270     490        220   0.020
                            incl.            270     345         75   0.031
                                             585     650         65   0.021
                            incl.            585     600         15   0.051
               MAD-28       090(0)/-82(0)    545     600         55   0.037
                            incl.            545     570         25   0.070
               MAD-29       090(0)/-55(0)    190     225         35   0.020
                            incl.            190     200         10   0.041

-------------- ------------ ------------ -------- ------- ---------- -------
                             Azimuth/     From      To    Interval     Au
   Section     Drill Hole       Dip      (feet)   (feet)   (feet)    (opt)
-------------- ------------ ------------ -------- ------- ---------- -------
               UTX-2        090(0)/vert.     400     655        255   0.043
                            incl.            515     570         55   0.108
29,100 N       MAD-05       090(0)/-75(0)    175     280        105   0.512
                            incl.            185     200         15   3.240
                                             655     765        110   0.043
               MAD-31       090(0)/-86(0)    200     350        150   0.189
                            incl.            220     275         55   0.335
                            and              240     260         20   0.628
                                             735     745         10   0.062
               UTX-1        090(0)/vert.     435     580        145   0.183
                            incl.            525     580         55   0.385
               UTX-16       090(0)/vert.     470     535         65   0.107
29,150 N       MAD-17       090(0)/-70(0)    135     145         10   0.239
                                             310     320         10   0.034
               MAD-18       090(0)/-87(0)    210     490        280   0.065
                            incl.            390     440         50   0.263
               MAD-19       090(0)/-80(0)    145     230         85   0.055
                            incl.            175     195         20   0.122
                                             385     415         30   0.032
               FWL-43       090(0)/vert.     370     490        120   0.269
                            incl.            470     490         20   1.354
29,200 N       MAD-03       090(0)/-65(0)    150     275        125   0.023
                            incl.            200     220         20   0.066
               MAD-20       090(0)/-85(0)    150     375        225   0.101
                            incl.            165     190         25   0.207
                            and              210     240         30   0.140
                            and              320     355         35   0.221
               MAD-21       090(0)/-75(0)    130     175         45   0.036
               MAD-22       090(0)/-87(0)    275     285         10   0.053
                                             395     430         35   0.027
                                             465     530         65   0.034
                                             610     655         45   0.053
               MAD-23       090(0)/-80(0)    190     205         15   0.030
                                             380     470         90   0.056
                            incl.            390     430         40   0.118
               FWL-11       090(0)/vert.     210     365        155   0.242
                            incl.            300     325         25   0.872
29,275 N       MAD-07       090(0)/-75(0)    115     125         10   0.036
                                             190     250         60   0.049
                            incl.            190     200         10   0.175
                                             275     320         45   0.036
               MAD-25       090(0)/-82(0)    100     145         45   0.025
                                             300     325         20   0.027
                                             365     400         35   0.030
               MAD-26       090(0)/-62(0)     95     105         20   0.021
                                             230     240         10   0.037
               FWL-34       090(0)/-73(0)    350     400         50   0.135
               FWL-39       090(0)/vert.      50      95         45   0.173
29,350 N       MAD-16       090(0)-70(0)     120     140         20   0.038
               MAD-24       090(0)-vert.     260     325         65   0.023
                                             470     480         10   0.031
               FWL-45       090(0)-vert.     135     160         25   0.136

-------------- ------------ ------------ -------- ------- ---------- -------
                             Azimuth/     From      To    Interval     Au
   Section     Drill Hole       Dip      (feet)   (feet)   (feet)    (opt)
-------------- ------------ ------------ -------- ------- ---------- -------
29,450 N       FWL-21       090(0)/-70(0)    300     345         45   0.063
29,600 N       MAD-10       090(0)/-70(0)     85     110         25   0.021
                                             340     365         25   0.047
29,800 N       FWL-20       090(0)/-vert.    380     425         45   0.073
30,600 N       MAD-33       090(0)/-85(0)    200     230         30   0.030
-------------- ------------ ------------ -------- ------- ---------- -------

The following map illustrates the location of the drilling described above:

                                 [MAP OMITTED]

The Joint Venture Agreement between the Company and Madison Enterprises:

The Company and Madison Enterprises are entitled, pursuant to an exploration and option to purchase agreement dated June 1, 2002 (the "Lewis Agreement") with F.W. Lewis, Inc. ("Lewis") to jointly acquire a 100% interest in the

Madison-Lewis Property. Under the terms of the joint venture letter agreement between the Company and Madison, Madison has now earned the right to a 51% interest in the Lewis Agreement. The Company expects to reduce its interest to 40% and has the right to elect either the 40/60 joint venture split or to allow Madison to acquire an additional 15% interest (75% aggregate with the Company holding 25%) by completing an industry standard bankable feasibility study and arranging on behalf of the Company non-recourse project financing for the Company's remaining 25% net profit interest.

The Company will be budgeting $250,000 to fund anticipated initial cash calls towards covering initial 40/60 participation with Madison should we elect to do so.

Modoc Property.

The Company's Modoc Property is located near Battle Mountain, Nevada near Newmont's Phoenix-Fortitude property and adjacent to the Madison-Lewis Property. The Modoc property consists of mining claims covering approximately 2,560 acres, of which claims for approximately 1,960 acres are owned by the Company. The Company owns one-third, and a third party owns two-thirds, of the additional claims covering approximately 600 acres, but the Company has exclusive mining rights pursuant to a mining lease.

The Modoc Property consists of 108 federal unpatented mining claims 100% owned by the Company and 12 claims owned one-third by the Company and two-thirds by Gale Peak Resources Group. The Company has the right to conduct operations on the jointly owned claims pursuant to a mining lease. The project is located three miles west of the Newmont owned Battle Mountain Mine Complex, which includes the Fortitude, Phoenix and Reona mine/development projects.

Exploratory drilling by prior owners of the property was primarily confined to the highly altered and anomalous granodiorite formations with mixed results to a depth of approximately 550 feet. One deep drill hole (approximately 2700 feet) was drilled by a prior owner and reported highly pyritized altered rock assaying as high as 20 ppm silver and 5300 ppm copper. It was interpreted as nearing the Golconda Thrust; perhaps of more importance is the potential for high-grade copper/ mineralization associated with the stock, similar to the Fortitude department. Samples from outcroppings of the north-south structural zones grade in excess of .120 opt gold. These zones are along the east margin of the highly altered Modoc intrusive. Drilling by prior owners has indicated intrusive intercepts of up to 380 feet at .010 opt with assays as high as 5 feet of .150 opt. Assays from outcropped quartz veins have exceeded 1.0 opt gold.

The Company has collected 12 rock chip samples across the Modoc Property. Most of the data are similar to samples collected by previous owners. This includes a 264 ppm silver value in one of the samples similar to a high silver value collected by Coral Resources.

Surface geochemical sampling by all workers has returned up to 1.0 opt gold, with numerous samples greater than .10 opt gold. These values are often associated with other metals known to be economic in the Battle Mountain district (including silver to 264 ppm) as well as anomalous pathfinder elements (arsenic, antimony, copper, lead, zinc and bismuth). Drilling since the early 1980's has returned several shallow intercepts with grades suggesting potentially economic (MO-1, 10'@ 2030 ppb gold; MO-3, 10'@ 2890 ppb gold; and Modoc-2, 15'@ 885 ppb gold) near surface gold deposits. These results were not sufficient to establish resources or reserves on the property.

The Company also completed four east-west IP-Resistivity lines. Two lines cross section 30, one line crosses section 6, and one line is on the border of sections 36 and 6. A strong magnetic low around the Modoc Intrusive is highly correlative with the mapped and drilled geology. The IP-Resistivity data also contains anomalous results suggestive of favorable north-south and northwest-trending structural intersections and possible projections of the favorable structures to depth where they may intersect the favorable Antler sequence rocks beneath the Golconda thrust.

The Company's interpretation of the data and work completed indicates that further exploration is warranted and should proceed on several fronts: detailed geologic mapping, detailed surface geochemical sampling, and geophysics. The Company intends to focus on three target concepts

         o Near surface-open pittable targets in the area of shallow gold intercepts and along the east side of the Modoc intrusive where surface samples in north-trending structures returned up to .132 opt gold.

         o A deep high-grade target down dip from the shallow gold intercepts and the .132 opt surface sampling warrants deep (+/- 1500') drill holes. These targets are further enhanced by the IP response combined with the structural setting. At least two holes would be warranted; 1) a deep drill hole testing a structural intersection that is concurrent with favorable geophysical anomalies and 2) a deep drill hole exploring for Antler sequence rocks beneath the Golconda Thrust near these favorable structural zones.

         o A third deep (+/-1500') target concept is indicated north of the Modoc intrusive and south of the deep (2494') drill hole DDH 7. DDH 7 deviated westward into a down dropped block. The available geochemical results were favorable with 5250 ppm copper, 100 ppb gold, and 0.60 opt silver. Descriptions of pyritic zones suggest this area is a good porphyry type target as well as having strong potential for high-grade Antler hosted mineralization.

The exploration results from work done to date indicate the potential for near surface mineralization and deep target concepts. The Company is planning a two phase exploration program. A first phase of geology, geochemistry, geophysics and shallow drilling should provide data to design a second phase program exploring for the deeper targets. Those programs are outlined below.

As currently contemplated, the first phase of the program incorporates geology, geochemistry, geophysics, surface sampling and some drilling. The cost is estimated to be approximately $100,000. The currently contemplated second phase is comprised solely of drilling. The results of the first phase will, however, be used to define the scope of activities in the second phase. The currently estimated cost for the second phase is approximately $164,000.

UNR Property.

The UNR Property consists of 231 unpatented federal mining claims covering approximately 4,110 acres. The UNR Property is located in the Eureka Mining District, Eureka County, Nevada. The property lies within the Battle Mountain-Cortez Gold Trend. The property is approximately 18 miles south of the Pipeline Mine and approximately 12 miles south of the Cortez Hills, Pediment and ET Blue discovery areas announced by third parties.

The property hosts an extensive hydrothermally altered epithermal gold system, which is structurally and stratigraphically hosted in both upper and lower plate rocks of the Keystone window, near the southern edge of a 33.4 million year old granodiorite stock. Primary anomalous geochemistry includes gold, silver, arsenic, antimony, mercury and selenium.

Samples from outcroppings of the lower plate quartz/jasperoid rocks assay at .05 opt gold. If funds permit, the Company intends to conduct exploratory drilling on this property, concentrating on these lower plate carbonates.

On October 22, 2004 the Company and Placer Dome U.S. Inc. ("Placer Dome") signed a binding letter agreement to form a joint venture to explore the UNR property. Pursuant to the terms of the letter agreement, Placer Dome would be entitled to earn a 60% interest in the joint venture if it pays the Company $700,000 cash ($250,000 paid on signing, $50,000 each on the first and second anniversary of signing, $150,000 on the third anniversary and $200,000 on the fourth anniversary) and if it expends $150,000 of exploration and land acquisition costs by October 2005 and a total of an additional $4,850,000 on or before October 2009. Placer Dome would be the operator of the property and would therefore make final decisions regarding the exploration work. If Placer Dome earns its 60% in the joint venture, the Company would have the option of either retaining its 40% interest and paying its share of exploration and development costs or, if Placer Dome obtains suitable non-recourse project financing, reducing its interest to 30% without an obligation to contribute to costs. If Placer Dome earns an interest in the joint venture, the joint venture property will include Placer Dome's lease interest in certain fee lands adjacent to the Company's claims. Other than the initial $250,000 payment and $150,000 of exploration work, Placer Dome may terminate the letter agreement at any time without further obligation. If the letter agreement is terminated within the first sixty days due to a defect in the Company's title to the property, the Company would be required to refund the $250,000 initial payment.

HG Property.

The HG, or "High-Grade", Property consists of 41 unpatented mining claims, covering approximately 1,960 acres of property in Modoc County, California. Thirty one of these claims are owned by the Company, the other 10 are held under a mining lease with third parties. Newmont conducted exploratory drilling on the HG Property, but in 2001 Newmont elected to return the property to the Company rather than continue exploration. Despite the name of the property, drilling by another prior owner, Golden Phoenix Minerals, indicated only low grade gold mineralization at shallow depths. The Company may continue exploration drilling on the property to determine if higher grade mineralization is present at greater depths.

Drilling conducted by Golden Phoenix on the property before 1997 encountered gold mineralization near the surface. Recent drilling discovered new tuff hosted mineralization. One drill hole graded at 95 feet of .044 opt gold and 30 feet of ..060 opt. A second hole graded at 55 feet of .103 opt and 115 feet of .014 opt. Sufficient drilling was not conducted to determine whether the shallow formations contain any resource.

       ------------------- ----------- --------- ----------- --------------
                              From        To                      Au
       Drill Holes           Depth      Depth     Interval        opt
       -----------           -----      -----     --------        ---
       DHG-1                  45'        140'        95          .044
                              160'      190'1       30'          .060
       DHG-2                  10'        65'        55'          .103
                              65'        180'       115'         .014
       ------------------- ----------- --------- ----------- --------------


The deeper high grade targets are yet untested. The district has never been drill tested beneath 525 feet with most drilling less than 150 feet in total depth. Samples from outcroppings of these formations over a 3.5 mile strike length have graded at 1.0 opt up to 8.0 opt. Based these outcrops, the Company believes that deep drilling has the potential of discovering mineralization.

The mining lease covering ten of the HG claims requires payment of a 2% net smelter return royalty to the lessor. The Company has the right to buy the claims for $500,000. All royalties, including $25,000 of advance royalties previously paid, are credited against the purchase price.

More work is required leading to identification and development of the best targets for future drilling. The currently contemplated exploration plan calls for two phases of mapping, surveying and surface sampling with a total budget of approximately $35,000.


Lewis Option.

The Company has an option to acquire this property near Winnemucca, Nevada from
F. W. Lewis, Inc., subject to an existing mining leases. The mining rights to the property are held by Vista Gold pursuant to certain mining leases. Therefore if the Company exercises its option, it would initially only be acquiring the right to receive royalties under the mining leases, if any, and not the right to conduct mining operations on the property. Open pit gold mines were operated on the property from 1984 to 1998 by Vista Gold or its predecessors and are reported to have produced over 2,400,000 ounces of gold. The mines ceased active operations in 1998 due to low gold prices. The Company believes that Vista Gold has maintained its permits to operate the mines. Although Vista Gold has stated its intent to restart the mine, it may determine not to do so, whether due to changing economics or other reasons. If the Company exercised its option, it would only be the landlord of the property and it could not direct Vista Gold's operations.

In order to maintain the option, Company must pay an option premium of $250,000 every six months commencing December 31, 2004 and the Company must incur required amounts of exploration expenditures on the property annually. The Company intends to make the December 31, 2004 payment from its current working capital. To exercise the option, the Company will be required to pay $7,500,000 on or before May 31, 2006 to acquire the F.W. Lewis interest. The Company does not have any commitments for financing which would enable it to exercise the Lewis option.

The mine operated by Vista Gold covers other property in addition to the Lewis Option property. Vista Gold has publicly stated that the mine as a whole has proven and probable reserves of 1,032,000 ounces of gold, based on $300 per ounce gold prices.

The royalties payable by Vista Gold under the mining leases vary from 5% to10% net smelter returns based upon the grade and quantity of ore mined from the property. Since the actual royalties payable by Vista Gold will depend upon the extent of Vista Gold's activities on the property covered by the leases and the price of gold, there can be no assurance that the Company would receive back in royalties the amount that it pays to acquire and exercise the option.


Black Kettle Property

The Black Kettle property consists of 72 unpatented federal mining claims covering approximately 1,120 acres located about eight miles south of the town of Carlin in Elko County, Nevada. The project is located approximately six miles west of Newmont's Rain mine.

Based on publicly available references, the Company believes that Union Carbide explored the Black Kettle area for vanadium mineralization hosted in upper-plate Woodruff clastic rocks in the 1960's. Based on publicly available references, the Company believes that Santa Fe Pacific Mining, Inc. drilled Black Kettle in 1985, and Cambior, in joint venture with Santa Fe Pacific Mining, Inc., explored the Black Kettle prospect for gold in 1991 through 1993. These prior owners did not retain their claims or develop the property.

To the best of the Company's knowledge, these prior owners did not explore the deep Webb/Devils Gate formations, which are known to host economic gold deposits elsewhere in the Rain/Carlin mining district. If funding permits, the Company intends to conduct exploratory drilling to these formations.

Cambior and Santa Fe conducted considerable work, including numerous shallow drill holes, pursuing alteration and geochemical "leakage" zones consisting of anomalous gold in rocks and soils, and pathfinder elements.

All previous drilling at Black Kettle targeted the geochemical "leakage" zone. Significantly anomalous gold was encountered in some of these shallow drills, including:

         o 105 feet of 0.006 opt gold in hole # CBK-1
         o 65 feet of 0.01 opt gold in hole # CBK-2
         o 75 feet of 0.004 opt gold in hole # CBK-3
         o 70 feet of 0.001 opt gold in hole # CBK-4
         o 55 feet of 0.003 opt gold in hole # CBK-6

Significant silver intercepts were also obtained in some of the holes, these include:

         o 95 feet of 1.2 opt silver in hole # CBK-3
         o 105 feet of 0.62 opt silver in hole # CBK-5
         o 60 feet of 1.3 opt silver in hole # CBK-5

The Company contemplates the first phase of an exploration plan consisting of additional mapping, surface sampling and surveying with an estimated budget of $50,000. If warranted, a proposed second phase would consist of two deep, vertical holes. Both holes would be sited on the horst-side, footwall of the primary prospective feeder structure, close enough to the structure to provide an initial reasonable look at the target contact. The estimated budget for the second phase is $50,000.

Other Properties. The Company has additional mining claims covering approximately 4,680 acres of potential gold properties in Nevada. The Company has not conducted extensive exploration work on any of these properties and none of these properties have been shown to have proven or probable gold reserves.

Operating Plan

The Company intends to continue exploration of the Madison-Lewis Property by contributing its share of exploration expenditures to the joint venture. The Company is not currently required to contribute towards exploration expenditures on the UNR Property. The Company intends to perform exploration on its other principal properties as outlined above. The Company intends to interest third parties in entering into joint venture or similar arrangements on the Company's properties which are not already subject to joint ventures. Under these arrangements, the third party would bear part or all of the expense of initial exploratory drilling and analysis in exchange for an interest in the property. The Company would be required to pay any costs not borne by the third party. If exploration work indicates that development of a mine is justified, the Company anticipates that it would attempt to interest a third party (which may be its exploration joint venture partner) in bearing all costs of developing the property. In such event, the Company would either sell its interest in the property outright, or retain a royalty interest.

Governmental Approvals and Regulations

Almost all of the Company's properties consist of unpatented federal mining claims. In order to maintain the claims, the Company must pay an annual fee of $100 per claim ($125 per claim for claims first located after September 1, 2004). Failure to pay the maintenance fee on a timely basis will result in the loss of the claim. Third parties may locate a claim on property formerly covered by a claim which has lapsed due to failure to pay fees.



                                   PROPERTIES

Other

         The Company's principal United States offices currently consist of approximately 840 square feet of office space located at 9051 South 1075 West, Suite B-301 West Jordan, Utah. These offices are located in the residence of Donald McDowell. The Company does not pay rent for use of the office space.

         We believe our facilities are adequate for our current needs. Following the offering, we intend to rent offices in the Salt Lake City, Utah metropolitan area from third parties to serve as our principal United States office. We may also establish a branch office in Nevada.

                                LEGAL PROCEEDINGS

         The Company is not currently engaged in any material legal proceedings.


                             MARKET FOR COMMON STOCK

         There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell the common stock. If you do want to resell your common stock, you will have to locate a buyer and negotiate your own sale and any such sale must comply with all applicable securities laws.

Penny Stock Regulation

         Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

         o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

         o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         o a toll-free telephone number for inquiries on disciplinary actions;

         o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         o such other information and in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

         Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

         o        the bid and offer quotations for the penny stock;

         o the compensation of the broker-dealer and its salesperson in the transaction;

         o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. The additional burdens imposed upon stockbrokers by these requirements discourages stockbrokers from effecting transactions in our common stock, which may limit the market liquidity and the ability of investors to trade our common stock. The lack of volume and transactions in our stock may reduce the overall market value of the common stock.

                                 CAPITALIZATION

         The following table sets forth as of September 30, 2004 (i) the actual capitalization of the Company, and (ii) capitalization of the Company as adjusted for the sale of 5,000,000 Units in this offering at an assumed offering price of CAD$.50 per share and conversion of outstanding Debentures. See "Use of Proceeds."

                                                                                                    September 30, 2004
                                                                                                    ------------------
                                  Stockholders' Equity                                          Actual            As Adjusted
                                  --------------------                                          ------            -----------
Common stock authorized 75,000,000 shares of $.001 par value, 9,000,000 issued and
  outstanding actual, 20,816,667 issued and outstanding as adjusted                                9,000               20,817
Additional Paid in Capital                                                                     1,043,028            6,936,203
Comprehensive Loss                                                                               (68,312)             (68,312)
Retained Deficit                                                                              (2,140,874)          (3,345,447)
                                                                                              ----------           ----------
Total Stockholders' Equity (Deficit)                                                          (1,157,158)           3,543,261
                                                                                              ==========           ==========

                                    DIVIDENDS

         We have never paid a dividend. We do not anticipate paying dividends in the future. Any future payment of dividends is subject to the discretion of our Board of Directors.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data. The selected financial data in the table is derived from our financial statements and are expressed is United States Dollars. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus. The unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for these periods. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.

Statement Of Earnings Data1

                                                                                                           Cumulative
                                               Year Ended                     Nine Months Ended          From Inception
                                              December 31,                      September 30,                  to
                                     -------------------------------- ----------------------------------  September 30,
                                          2003             2002            2004              2003              2004
------------------------------------ ---------------- --------------- ---------------- ----------------- ----------------
Revenue                                 $         -     $         -      $         -       $         -      $         -
Exploration expenses                        253,698          51,776          453,108           127,282          758,582
General and Administrative                1,150,239               -          262,556         1,062,315        1,412,795
Net Loss                                 (1,417,387)        (26,776)        (758,855)       (1,193,536)      (2,203,018)
Loss per Share of Common Stock                (0.17)           0.00            (0.08)            (0.15)
------------------------------------ ---------------- --------------- ---------------- ----------------- ----------------

Balance Sheet Data

                                                         December 31, 2003           September, 30, 2004
-------------------------------------------------- ------------------------------ ---------------------------
Net working capital                                        $ (419,588)                $(1,175,742)
Total assets                                                   27,067                      42,006
Stockholders' deficit                                        (411,125)                 (1,157,158)
-------------------------------------------------- ------------------------------ ---------------------------

(1) The Company operated as a Nevada limited liability company until April 15, 2003, at which time it converted into a Nevada corporation. Since the Company incurred losses for all periods of operation as a limited liability company, the accumulated deficit at April 15, 2003 of $62,144 was reclassified to additional paid in capital in the Company's 2003 financial statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         This Management's Discussion should be read in conjunction with, and is qualified by, the financial statements and notes thereto which are a part of this Prospectus.

Overview

         The Company is dedicated to the discovery and development of gold resources primarily in Nevada. Our Company was formed as Great American Minerals Exploration (Nevada), LLC, a Nevada limited liability company, in August, 2000. In April, 2003, the Company was converted into a Nevada corporation and assumed its current name. Financial information for periods prior to the conversion has been restated to reflect share and shareholder information as if the Company had been a corporation. The principal business of the Company has been to obtain mining claims or other interests in properties in Nevada and eastern California which are believed to have the potential of containing gold or other precious metal reserves. Our objective is to explore and develop selected properties to a stage of proven and probable resources, at which time the Company will decide whether to sell its interest in the project, pursue a project development joint venture partner or obtain funding to advance a project into production. The Company has not generated revenues from its principal business operations and the Company is therefore considered to be in the exploration stage. None of our properties are currently in production.

         Since the Company's inception (August 23, 2000), cash to operate the Company has been provided primarily by loans from Messrs. Dennis and Don McDowell and from the sale of convertible debentures to third parties. The joint venture on the Madison-Lewis property relieved the Company of the need to pay carrying costs on that property. The joint venture on the UNR Property provided the Company with some cash subsequent to September 30, 2004 and the joint venture partner will pay carrying costs during the term of the venture. The Company's financial statements at December 31, 2003 and September 30, 2004 contain a footnote regarding the Company's ability to continue as a going concern. If at least the minimum offering is sold, the Company believes that the net proceeds will be sufficient to allow the Company to conduct planned operations for at least twelve months. See "Liquidity and Capital Resources" below.

Critical Accounting Policies

         Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. On an on-going basis, we evaluate our estimates including those related to the collectibility of accounts receivable, the realizability of goodwill, and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. We believe the following critical accounting policies affect the significant judgments and estimates used in the preparation of our consolidated financial statements.

         The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No. 130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. For the Company, comprehensive income (loss) consists of changes in the carrying value of convertible debentures which are denominated on the financial statements in U.S dollars and payable in Canadian currency. The carrying value of the liability is adjusted based on fluctuations in the exchange rate between the currencies.

         To record income tax expense, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This involves estimating our actual current tax exposure together with assessing temporary differences that result in deferred tax assets and liabilities and expected future tax rates. We record a valuation allowance to reduce our deferred tax assets to an amount we believe is more likely than not to be realized. We consider future taxable income and prudent and feasible tax planning strategies in assessing the need for a valuation allowance. If we subsequently determine that we will realize more or less of our net deferred tax assets in the future, such adjustment would be recorded as an increase or reduction of income tax expense in the period such determination is made.

Liquidity and Capital Resources

         At September 30, 2004, the Company's convertible debentures were classified as a current liability. At September 30, 2004, the Company had $6,661 of cash on hand and a deficit in working capital (current liabilities in excess of current assets) of $1,175,742. As a result of this offering, the debentures, including additional debentures issued after September 30, 2004, will be converted into common stock and warrants. Had the debentures outstanding at September 30, 2004 been converted as of such date, the Company would have had a negative working capital of $199,080.

         Subsequent to September 30, 2004, the Company received approximately $390,000 in net proceeds from the sale of CAD$499,999 in additional debentures and a $250,000 initial payment from Placer Dome on the UNR property.

         Since inception, the Company has had a negative net cash flow from operating activities of $976,315. This is largely the result of the absence of revenue, and the substantial expenses for general and administrative costs and exploration expenses. Since inception, the Company has received a positive net cash flow from financing activities of $1,004,018, principally from the sale of the debentures.

         The Company is required to pay approximately $115,000 per year to maintain its current mining claims. Madison absorbs $59,400 of such costs on the Madison-Lewis property. The Company will be required to pay $250,000 by December 31, 2004 if it desires to maintain the Lewis Option.

         If this offering is sold, the Company intends to apply the net proceeds as described under "Use of Proceeds". The Company believes that the net proceeds will be sufficient to allow the Company to conduct its planned operations for at least the next twelve months. Unless revenues are received from operations or the sale of interests in properties, the Company will be required to locate additional sources of capital to maintain operations after offering proceeds are exhausted. The Company does not have any firm commitments for such additional capital at this time. Due to the lack of positive cash flows from operations and the need to raise additional capital and the uncertainty that exists in regards to raising capital, substantial doubt exists in regards to the Company's ability to continue as a going concern.

         If the offering is not sold, the Company will need to obtain additional capital to repay the debentures and operate its business.

         We will continue to require funds to meet our obligations under the option agreements pertaining to our properties. As a result, we will have to continue to rely upon equity and debt financing. There can be no assurance that financing, whether debt or equity, will always be available in the amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to the Company.


Results of Operations

         Nine Months Ended September30, 2004 and 2003

         The Company generated no revenue during the nine month periods ended September 30, 2004 and 2003.

         Exploration expenses increased from $127,282 for the nine months ended September 30, 2003 to $453,108 for the nine months ended September 30, 2004. The increase reflects increases in the number of mining claims owned by the Company, increases in efforts to identify and locate potential new claims as well as the Company's efforts to obtain and analyze technical information on the Company's existing properties. Subject to the availability of funding, the Company plans to increase exploration expenses in the future as the Company conducts drilling or other exploration on its properties to attempt to identify possible reserves. Drilling and other exploration costs on the Madison-Lewis property were paid by Madison and are therefore not included in the Company's exploration expenses.

         General and administrative expenses decreased from $1,062,315 for the nine months ended September 30, 2003 to $262,556 for the nine months ended September 30, 2004. The decrease is primarily due to a non-cash compensation charge of approximately $1.0 million recorded in April 2003 related to the issuance of 2.5 million shares of common stock to officers of the Company in exchange for mineral rights and services. Compensation expense was recognized for the difference between the estimated fair market value per share ($0.40) and par value per share. This decrease was offset by an increase in general and administrative expenses resulting from an increase in activities during 2004, as well as the lack of officer compensation during the first four months of 2003. Although general and administrative expenses may increase in the future as the Company becomes more active, the Company anticipates that they will grow more slowly than exploration expenses.

         Increasing operations will require the services of additional professionals, and we anticipate greater depth as we staff up to handle the added work load and activities required for the Company to achieve its goals. We plan to accomplish this primarily through the use of contracted industry professionals.

         It should be noted that the annual fees to maintain the Company's mining claims are paid in August of each year. Since inception (August 23, 2000), the Company incurred exploration expenses of $758,582 and general and administrative expenses of $1,412,795, including the non-cash compensation expense described above. Canadian readers should recognize this discussion is based on United States Generally Accepted Accounting Principles. Under U.S. GAAP, land use and exploration costs for properties for which commercially mineable reserves have not been determined to exist must be expensed. Under Canadian GAAP, certain of such costs may be capitalized; provided that the carrying cost of the property may not exceed the estimated future cash flows from the property.

         Years Ended December 31, 2002 and 2003

         The Company generated no revenue during the years ended December 31, 2002 and 2003.

         Exploration expenses increased from $51,776 for 2002 to $253,698 for 2003. This increase reflects the increase in the number of claims held by the Company and the increase in the Company's activities with respect to the properties.

         General and administrative increased from $0 for 2002 to $1,150,239 for 2003. The increase is due primarily to a non-cash compensation charge of approximately $1.0 million as discussed above, as well as the increase in the Company's activities in 2003, and the lack of officer compensation during 2002. Although general and administrative expenses may increase in the future as the Company becomes more active, the Company anticipates that they will grow more slowly than exploration expenses.


Effect of Recently Issued Accounting Standards

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposals that are initiated after December 31, 2002. SFAS 146 has had no effect on the Company's financial position or results of operations.

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statements amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. SFAS 148 has had no effect on the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. The adoption of this Statement has had no effect on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It requires the issuer to clarify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 on July 1, 2003 has had no effect on the Company's financial position or results of operations.

         In November 2002, the FASB issued Financial Interpretation No. (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 became effective for guarantees issued or modified on or after January 1, 2003 and had no effect on the Company's financial position or results of operations.

         In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities (revised December 2003). In general, a variable entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or
(b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity's activity to be consolidated by a company if the company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual return or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to transactions entered into prior to February 1, 2003 in the first fiscal year or interim period beginning after June 15, 2003, which was subsequently delayed until the fourth quarter of 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of the interpretation did not have any impact on the Company's financial statements.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. No other classes of capital stock are authorized. The relative rights of our common stock are defined by our Certificate of Incorporation, as described below, as well as by our Bylaws and the Private Corporation Law of the State of Nevada.

Common Stock

Holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of the Company, each holder of common stock is entitled to share ratably in all assets of the Company remaining after the payment of liabilities. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. All shares of common stock now outstanding, and all shares to be outstanding upon the completion of this offering, are and will be fully paid and nonassessable.

As of December 6, 2004, there were six holders of record of common stock.

Description of Warrants

Series A warrants. Each unit includes one Series A warrant. Two Series A warrants entitle the holder to purchase one share of common stock at a price of CAD$0.65 for 12 months from the date of closing of the offering of the units. If the warrants are not exercised by such time, they will expire and cannot be exercised thereafter. The Series A warrants are non-transferable. The exercise price and number of shares purchasable on exercise of the warrants are subject to adjustment in the event of a stock split or other recapitalization of the Company's common stock.

Agent's warrants. We will issue one warrant to the Agent for every five Units sold. Each underwriter's warrant is exercisable for 12 months from the closing date to purchase one share of common stock at a price of CAD$0.65 per share. The underwriter's warrants are non-transferable, except for certain allowed transfers to principals of the Agent or to other members of the Agent's selling group. The exercise price and number of shares purchasable on exercise of the warrants are subject to adjustment in the event of a stock split or other recapitalization of the Company's common stock.

Transfer Agent

         Prior to the effective date of this prospectus, we will engage a transfer agent for the common stock and the warrants.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the members of the Board of Directors and our executive officers, and sets forth the position with the Company held by each:

     Name                  Age                     Position
     ----                  ---                     --------
Dennis J. McDowell         46      Director, President, Chief Executive Officer,
                                     Chief Financial Officer
Donald J. McDowell         46      Director, Chairman, Executive Vice President
                                     and Exploration Manager, Secretary
Chester (Chet) Idziszek    57      Director
James G. Stewart           46      Director
Kent W. Goates             48      Director

Directors hold these positions until the next annual meeting of the stockholders and until their respective successors are elected and qualified. The current directors with the exception of Mr. Goates were elected April 7, 2003 and no meeting of the stockholders has been held since that date.

The Company's audit committee consists of Messrs. Idziszek, Stewart and Goates, none of whom are officers or employees of the Company. The audit committee was established on December 24, 2004 and has not held any meetings.

Dennis J. McDowell. Dennis McDowell was a co-founder of the Company and has served as a director and the President since the Company's conversion to corporate form in April, 2003. He is also an officer and director of Great American Minerals Exploration, Inc., a closely held natural resources company holding properties in Alaska. From 1983 to 2002 Mr. McDowell held various executive positions with Fred Meyer, Inc., a major regional retailer, culminating in positions as Vice President - Regional Director of Stores from 1996 to 2002. From 1997 to 1999 he co-founded and was an officer and director of Golden Phoenix Minerals, Inc, a publicly held natural resources company. In addition, Dennis acts in an advisory capacity on a number of Salt Lake City, Utah advisory boards including Junior Achievement of Utah, Boys and Girls Club and Utah Business Week. Dennis McDowell and Donald McDowell are brothers.

Donald J. McDowell. Donald McDowell was a co-founder of the Company and has served as a director and officer since the Company's conversion to corporate form in April, 2003. Mr. McDowell was responsible for locating and analyzing all of the Company's properties. Mr. McDowell is a mineral exploration executive with 25 years of experience and a specific focus on the Great Basin and Alaska. This includes 17 years of experience with major corporations including Nippon Mining of Japan, Santa Fe Pacific Gold and Kennecott Exploration. During the 14 years with Santa Fe Pacific Gold, Don was intimately involved in corporate exploration, resource/reserve evaluations and mine development. This included the world class Twin Creeks and Lone Tree Mines. From 1997 to 1999 he was a co-founding officer and director of Golden Phoenix Minerals, Inc, a publicly held natural resources company. Mr. McDowell is a registered professional land surveyor in the states of California and Nevada. Donald McDowell and Dennis McDowell are brothers.

Chester (Chet) Idziszek. Mr. Idziszek has been a director of the Company since April, 2003 and served as its Chief Executive Officer from June, 2003 to December, 2004. Mr. Idziszek is a geologist and business executive with extensive experience in mining and precious metals businesses. He is a director and the President of Madison Enterprises, Lund Ventures, Ltd., and Oromin Explorations, Ltd., all publicly held junior public natural resource exploration companies. He is also a director of IMA Exploration Group, Inc. and The Havana Group, Inc. He has worked as a manager and senior geologist for a number of international mining companies since 1971. In 1990, he received the "Mining Man of the Year" award in recognition of his vital role in the discovery and development of the Eskay Creek Deposits in Northwestern British Columbia. He also received the "Prospector of the Year Award" in 1994, again, in recognition of the major role he played in the discovery and development of the Eskay Creek Deposits, as well as for his leadership of Adrian Resources, Ltd. during its exploration and development of the Petaquilla copper and gold deposits in Panama. Mr. Idziszek holds a Masters of Applied Sciences degree from McGill University and is a Fellow of the Geological Society, London. Mr. Idziszek is available to the Company on a part-time, as needed basis.

James G. Stewart. James Stewart has been a director of the Company since April, 2003. Mr. Stewart is a lawyer who has practiced law in both private practice and as corporate counsel since 1984 and has extensive experience in the fields of mining, corporate finance and securities law. During the last five years he has been primarily engaged in private practice and was General Counsel of Adrian Resources, Ltd. until March, 2000. Mr. Stewart currently serves as Secretary and a director of Madison Enterprises Corp., Lund Gold Ltd. and Oromin Explorations Ltd. and as director of Buffalo Gold Ltd., International Coromandel Resources Ltd., Kingsman Resources Ltd. and Saville Resources, Ltd., all of which are publicly held natural resources companies.

Kent W. Goates. Kent Goates has been a director of the Company since October, 2004. From August, 2004 to the present, Mr. Goates has been the executive vice president, Chief Operating officer and Chief Financial Officer of Certiport, Inc., a world wide provider of computer skills certification examinations. From 1993 to 2003, Mr. Goates held executive positions with mining subsidiaries of Rio Tinto, including Vice President and Chief Financial Officer of Kennecott Energy Company (coal mining) and director of tax for Kennecott Corporation (metals mining). Prior to joining Kennecott Corporation, Mr. Goates spent four years as a Tax Senior Manager with Price Waterhouse.

Additional Management Personnel

The Company intends to search for additional members of management to assume one or more of the positions of Chairman, Chief Executive Officer, President or Chief Financial Officer. The intent of current management is to attract persons with exploration or mining experience for such positions. It is possible that the Company will not be able to attract or retain additional experienced management personnel. As of the date of this Prospectus, the Company has not identified any candidates who are likely to fill any of such positions.

                             EXECUTIVE COMPENSATION

         The following information summarizes compensation paid to Chet Idziszek, the former Chief Executive Officer. No executive officer of the Company received salary and bonus in 2003 in excess of $100,000.

                                                 SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                  Long Term Compensation
                                        ------------------------------------ ---------------------------------------
                                                                                       Awards              Payouts
                                                                             ---------------------------- ----------
                                                                                              Securities
                                                                  Other      Restricted      Underlying
                                                                  Annual       Stock           Options/     LTIP      All Other
Name and Principal          Fiscal        Salary      Bonus     Compensation   Awards          SARS (#)    Payouts   Compensation
       Position              Year           ($)         ($)         ($)          ($)              ($)        ($)         ($)
----------------------- --------------- ------------ ---------- ------------ -------------- ------------- ---------- ---------------

Chet Idziszek, CEO           2003        26,600(1)                            100,532(2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant an Employment Agreement effective June 1, 2003 until December 4, 2004, Mr. Idziszek received a salary of CAD$60,000 per year.
(2) Consists of 250,000 shares of common stock granted to Mr. Idziszek in April, 2003.

         From June 1, 2003 to December 4, 2004, we had an Employment Agreement with Mr. Idziszek to obtain his services as Chief Executive Officer on a part time, as-needed basis for a base salary of CAD$60,000 per year. Mr. Idziszek could also receive bonuses and stock options as may be granted in the discretion of the Board of Directors. The Employment Agreement was terminated by mutual agreement effective December 4, 2004.

         We have an Employment Agreement with Dennis McDowell to obtain his services for a base salary of $80,000 per year. The base salary is subject to review by the Board of Directors one year after the date of the Company's initial public offering. Mr. McDowell may also receive bonuses and stock options as may be granted in the discretion of the Board of Directors. The Employment Agreement is for a term of five years starting April 7, 2003. In the event that the Employment Agreement is terminated within two years after a Change of Control (other than a termination by the Company for cause or a voluntary termination by Mr. McDowell) insurance benefits will be maintained for a period of one year after termination. If such termination occurs in the first three years of the terms, Mr. McDowell would also be entitled to two years of base salary as a severance benefit.

         We have an Employment Agreement with Donald McDowell to obtain his services for a base salary of $60,000 per year. Other than the level of base salary, the Employment Agreement is identical to that of Dennis McDowell.

         We have no compensation committee.

         During 2003, the officer named in the summary compensation table did not receive any option grants. During 2003, Dennis McDowell and Donald McDowell each received an option to purchase 500,000 shares of common stock at an exercise price of $.443 per share. The options expire April 7, 2008. The options were issued pursuant to the Company's 2003 Incentive Plan.

         The 2003 Incentive Plan authorizes the Company to issue up to 2,783,333 stock options or shares of restricted stock to the Company's employees, directors, consultants and advisors. Options issued under the plan to employees may be incentive stock options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of December 6, 2004 there were issued and outstanding 9,000,000 shares of common stock, which is our only outstanding class of voting securities. Holders of common stock are entitled to one vote per share on each matter upon which stockholders may be entitled to vote.

         The following table sets forth information regarding shares of common stock beneficially owned as of December 6, 2004 by (i) each person known by us to beneficially own 5% or more of the outstanding common stock, (ii) by each director, (iii) by each person named in the summary compensation table and (iv) by all officers and directors as a group.

          Names and Addresses of Officers,               Amount of Common       Nature of Beneficial
        Directors and Principal Stockholders                  Stock                   Ownership           Percentage of Class
------------------------------------------------------ --------------------- ---------------------------- --------------------
Donald McDowell (1)                                         6,000,000        Sole voting and investment          63.1%
9051 S. 1075 West, Ste B-301                                                            power
West Jordan, UT 84088
------------------------------------------------------ --------------------- ---------------------------- --------------------
Dennis McDowell (2)                                         3,000,000        Sole voting and investment          31.5%
9051 S. 1075 West, Ste B-301                                                            power
West Jordan, UT 84088
------------------------------------------------------ --------------------- ---------------------------- --------------------
Chet Idziszek                                                250,000         Sole voting and investment          2.8%
2000-1055 West Hastings St.                                                             power
Vancouver, BC V6E 2E9
------------------------------------------------------ --------------------- ---------------------------- --------------------
James Stewart                                                250,000         Sole voting and investment          2.8%
2000-1055 West Hastings St.                                                             power
Vancouver, BC V6E 2E9
------------------------------------------------------ --------------------- ---------------------------- --------------------
Kent W. Goates (3)                                           250,000         Sole voting and investment          2.7%
9051 S. 1075 West, Ste B-301                                                            power
West Jordan, UT 84088
------------------------------------------------------ --------------------- ---------------------------- --------------------
All Directors and Officers as a group (5 persons)           9,750,000        Sole voting and investment          95.1%
(1) (2)                                                                                 power
------------------------------------------------------ --------------------- ---------------------------- --------------------
Keith Stroup                                                 500,000         Sole voting and investment          5.6%
9939 S. Summit View Dr.                                                                 power
Sandy, UT 84092
------------------------------------------------------ --------------------- ---------------------------- --------------------
Angel Investments, LLC                                      2,500,000        Sole voting and investment          27.8%
9051 S. 1075 West, Ste B-301                                                            power
West Jordan, UT 84088
------------------------------------------------------ --------------------- ---------------------------- --------------------
Liberty Ermitage Gold and Resources Fund (4)                1,100,000        Sole voting and investment          10.9%
6 Front Street                                                                          power
Hamilton, Bermuda
------------------------------------------------------ --------------------- ---------------------------- --------------------

(1) Donald McDowell's beneficial ownership includes 500,000 shares which he has the right to acquire upon exercise of a stock option.

(2) Dennis McDowell's beneficial ownership includes 500,000 shares which he has the right to acquire upon exercise of a stock option and 2,500,000 shares owned of record by Angel Investments, LLC.

(3) Mr. Goates's beneficial ownership consists of 250,000 shares which he has the right to acquire upon exercise of a stock option.

(4) Shares listed for Liberty Ermitage Gold and Resources Fund consist of shares issuable upon conversion of Debentures.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Mining Claims

         In April, 2003, the Company acquired 141 unpatented mining claims from Donald McDowell in exchange for 2,000,000 shares of common stock. Mr. McDowell directed that 1,000,000 of the shares be issued to Dennis McDowell. For financial statement purposes, the shares have been treated as if they were issued for par value ($2,000) and compensation expense was recorded for the difference between par value and the estimated fair market value of the shares issued (approximately $800,000). Messrs. Dennis and Donald McDowell controlled substantially all of the Company's common stock at the time of the transaction and the terms of the transaction were therefore not determined at arms length.

Employment Agreements

         The Company has employment agreements with Dennis McDowell and Donald McDowell, and until December 4, 2004 had an employment agreement with Chet Idziszek, as described under "Executive Compensation".

Legal Fees

James Stewart, a director and former Secretary of the Company, provides legal services to the Company. The Company paid Mr. Stewart $3,670 in 2003 and $15,539 in the first six months of 2004 for such services.

Loan to Affiliate

Great American Minerals and Exploration, Inc. ("GAME") is a closely-held Nevada corporation controlled by Dennis McDowell and Donald McDowell. In 2003, the Company advanced certain costs on behalf of GAME. The balance of these advances was $1,085 at December 31, 2003. The advances have been repaid in full. The terms of such advances were not determined at arms length.

Loan from Officer

Dennis McDowell has from time to time advanced funds to the Company or paid expenses on the Company's behalf. When the Company has had cash available, it has repaid such advances, together with interest at the rate of 6% per annum. Such advances were approximately $35,000 during 2003 and $175,000 during the first nine months of 2004, although no more than $115,000 was outstanding at any one time. As of September 30, 2004, $85,000 of these advances were outstanding, all of which have been subsequently repaid, with interest. Mr. McDowell does not intend to make any further advances in the future.

Donald McDowell has from time to time advanced funds to the Company or paid expenses on the Company's behalf. When the Company has had cash available, it has repaid such advances, together with interest at the rate of 6% per annum. Such advances were approximately $15,000 during 2003. As of June 30, 2004, all of these advances had been repaid, with interest. Mr. McDowell does not intend to make any further advances in the future.

Other demands on Management Time

Dennis McDowell and Donald McDowell devote their full time to the Company's business. However, both are officers of GAME, a closely held natural resources company with properties in the State of Alaska. GAME does not require any substantial time commitment at this time. If GAME requires more of these officers' time in the future, there may be conflicts between time demands from the Company and from GAME.

Use of Relative of Officers as Field Labor

The Company's uses third party temporary employment agencies to provide its requirement for mine techs and other field labor. The brother of Dennis McDowell and Donald McDowell works for one such agency and will be providing services to the Company. The Company believes that it is paying the same rate for the services of their brother as it would for unaffiliated labor with similar qualifications.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Under Section 78.7502 of the Nevada Private Corporation Law and our bylaws, our directors and officers may be indemnified against liabilities that they may incur in their capacities as such. An officer or director may be indemnified by us against the expenses actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. In addition, with respect to criminal actions or proceedings, he must also have had no reason to believe his conduct was unlawful. If such action is by or in the right of the Company , no indemnification may be provided as to any claim, issue or matter as to which a person is adjudged to have been liable to the Company, unless a court determines otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by Callister Nebeker & McCullough, a professional corporation, Salt Lake City, Utah.

                                     EXPERTS

         The financial statements as of December 31, 2003 and for each of the two years in the period then ended included in this prospectus have been included herein in reliance on the report of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm, given on the authority of that firm as experts in accounting and auditing in issuing such reports.

                       IF YOU WOULD LIKE MORE INFORMATION

         We will file annual, quarterly and special reports and other information with the SEC. You may read and copy this information at the SEC's public reference room, which is located at the following address:

         450 Fifth Street, N.W.
         Washington, DC 20549

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. This information is also available online through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site (http://www.sec.gov).

         Also, we will provide (free of charge) any of our documents filed with the SEC, as you reasonably may request. To get your free copies, please call or write to

         Great American Minerals, Inc.
         9051 South 1075 West, Suite B-301
         West Jordan, UT   84088
         (801) 550-4924

         You should rely only on the information in this prospectus. We have not authorized anyone to provide you with any different information.

         This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. This prospectus is not an offer to sell nor is it seeking an offer to buy securities other than the shares of common stock to be issued pursuant to the offering. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                         GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                           September 30, 2004 and 2003

                                                  GREAT AMERICAN MINERALS, INC.
                                                 (An Exploration Stage Company)

                                                          BALANCE SHEET

                                                       September 30, 2004
                                                    (expressed in US Dollars)


                                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                                        $         6,661
  Deferred charges - offering costs                                                                         16,761
                                                                                                   ---------------
            TOTAL CURRENT ASSETS                                                                            23,422
                                                                                                   ---------------

PROPERTY AND EQUIPMENT, at cost, less
  accumulated depreciation                                                                                  18,584
                                                                                                   ---------------

            TOTAL ASSETS                                                                           $        42,006
                                                                                                   ===============

                                                           LIABILITIES

CURRENT LIABILITIES
  Accounts payable                                                                                 $       111,642
  Accounts payable - related party                                                                           3,140
  Notes payable - related party                                                                             85,000
  Accrued expenses                                                                                          22,720
  Convertible debentures, net                                                                              976,662
                                                                                                   ---------------
            TOTAL CURRENT LIABILITIES                                                                    1,199,164
                                                                                                   ---------------

                                                  STOCKHOLDERS EQUITY (DEFICIT)

CAPITAL CONTRIBUTED
  Common stock, $0.001 par value; 75,000,000 authorized,
    9,000,000 issued and outstanding                                                                         9,000
  Additional paid in capital (Note 1)                                                                    1,043,028
                                                                                                   ---------------
            TOTAL CAPITAL CONTRIBUTED                                                                    1,052,028

COMPREHENSIVE INCOME (LOSS)                                                                                (68,312)

  Retained deficit                                                                                      (2,140,874)
                                                                                                   ---------------

            TOTAL STOCKHOLDERS' DEFICIT                                                                 (1,157,158)
                                                                                                   ---------------

            TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                            $        42,006
                                                                                                   ===============



                                               See Notes to Financial Statements.

                                                             F-2

                                          GREAT AMERICAN MINERALS, INC.
                                         (An Exploration Stage Company)


                                            STATEMENTS OF OPERATIONS
                                            (expressed in US Dollars)


                                                                      Nine Months Ended                    Cumulative from
                                                                         Sepember 30,                    August 23, 2000 to
                                                          -------------------------------------------       September 30,
                                                                 2004                   2003                    2004
                                                          -------------------    --------------------    -------------------
REVENUE                                                   $                 -    $                  -    $                 -
                                                          -------------------    --------------------    -------------------

EXPENSES

  Exploration of mineral properties                                   453,108                 127,282                758,582
                                                          -------------------    --------------------    -------------------
  General and administrative expense:

    Salaries and benefits                                              93,351                  22,681                117,581
    Stock based compensation                                                -               1,004,320              1,004,320
    Office and miscellaneous                                           19,615                   5,502                 61,500
    Professional fees                                                  60,030                  18,126                 87,422
    Listing and filing fees                                            33,173                   9,050                 57,143
    Travel                                                             15,110                   2,548                 24,594
    Depreciation and accretion                                         41,277                      88                 60,235
                                                          -------------------    --------------------    -------------------
            TOTAL GENERAL AND ADMINISTRATIVE EXPENSE                  262,556               1,062,315              1,412,795
                                                          -------------------    --------------------    -------------------

            TOTAL EXPENSES                                            715,664               1,189,597              2,171,377
                                                          -------------------    --------------------    -------------------

            LOSS FROM OPERATIONS                                     (715,664)             (1,189,597)            (2,171,377)
                                                          -------------------    --------------------    -------------------

OTHER INCOME (EXPENSE)

  Interest and other income                                                39                       8                 25,419

  Interest expense                                                    (43,230)                 (3,947)               (57,060)
                                                          -------------------    --------------------    -------------------
            TOTAL OTHER INCOME (EXPENSE)                              (43,191)                 (3,939)               (31,641)
                                                          -------------------    --------------------    -------------------

            LOSS BEFORE INCOME TAXES                                 (758,855)             (1,193,536)            (2,203,018)

INCOME TAX (BENEFIT) EXPENSE                                                -                       -                      -
                                                          -------------------    --------------------    -------------------

            NET LOSS APPLICABLE TO COMMON SHAREHOLDERS    $          (758,855)   $         (1,193,536)   $        (2,203,018)
                                                          ===================    ====================    ===================


Basic and diluted loss per share of
  common stock                                            $             (0.08)   $              (0.15)
                                                          ===================    ====================

Weighted average number of basic and
  fully diluted shares outstanding                                  9,000,000               8,101,852
                                                          ===================    ====================


                                               See Notes to Financial Statements.

                                                             F-3

                                          GREAT AMERICAN MINERALS, INC.
                                         (An Exploration Stage Company)


                                            STATEMENTS OF CASH FLOWS
                                            (expressed in US Dollars)

                                                                          Nine Months Ended                   Cumulative from
                                                                            September 30,                     August 23, 2000
                                                             -------------------------------------------      to September 30,
                                                                     2004                   2003                    2004
                                                             -------------------    --------------------    -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $          (758,855)   $         (1,193,536)   $        (2,203,018)

  Adjustments to reconcile net loss to net cash
    flows from operating activities:
    Depreciation                                                           1,746                      88                  2,458
    AccretionA                                                            39,531                       -                 57,803
    Amortization of debt discount                                         28,648                   3,183                 41,381
    Issuance common stock                                                      -               1,004,320              1,004,320
  Decrease (increase) in operating assets:
    Accounts receivable                                                    1,085                       -                      -
    Deferred charges - offering costs                                     (5,931)                (21,661)               (16,761)
    Other current assets                                                       -                   9,590                      -
  Increase (decrease) in operating liabilities:
    Accounts payable                                                      72,640                  12,379                111,642
    Accounts payable - related party                                      (8,795)                (16,457)                 3,140
    Accrued expenses                                                      21,148                     116                 22,720
                                                             -------------------    --------------------    -------------------
            NET CASH FLOWS FROM OPERATING ACTIVITIES                    (608,783)               (201,978)              (976,315)
                                                             -------------------    --------------------    -------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property and equipment                                   (11,867)                 (8,916)               (21,042)
                                                             -------------------    --------------------    -------------------

            NET CASH FLOWS FROM INVESTING ACTIVITIES                     (11,867)                 (1,176)               (21,042)
                                                             -------------------    --------------------    -------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Contributed capital                                                     15,616                 (52,523)                20,616
  Proceeds from issuance of convertible debentures                       558,126                 433,213                991,339
  Payment of financing costs                                             (38,120)                (54,817)               (92,937)
  Proceeds from notes payable - related party                            175,000                     475                243,896
  Repayment of notes payable - related party                             (90,000)                      -               (158,896)
                                                             -------------------    --------------------    -------------------

            NET CASH FLOWS FROM FINANCING ACTIVITIES                     620,622                 326,348              1,004,018
                                                             -------------------    --------------------    -------------------

            NET INCREASE IN CASH AND CASH EQUIVALENTS                        (28)                123,194                  6,661

            CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 6,689                      33                      -
                                                             -------------------    --------------------    -------------------

            CASH AND CASH EQUIVALENTS, END OF PERIOD         $             6,661    $            123,227    $             6,661
                                                             ===================    ====================    ===================



                                               See Notes to Financial Statements.

                                                             F-4

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


(1)      Summary of significant accounting policies

         Basis of presentation - The financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The amounts contained in the financial statements are expressed in U.S. dollars.

         Nature of operations - Great American Minerals, LLC was created in August of 2000. The Company had no activity until May 2002. On April 15, 2003, all the assets and liabilities of Great American Minerals, LLC were contributed to Great American Minerals, Inc. (the Company) pursuant to a reorganization in exchange for common stock. Because the reorganization was with entities under common control, the Company accounted for the transaction in a manner similar to pooling, accordingly, the assets and liabilities were transferred at historical cost. Further, the accumulated deficit of $62,144 at April 15, 2003 was reclassified to additional paid in capital in accordance with the applicable accounting rules. The Company issued additional shares to officers in exchange for mineral rights and services contributed to the Company during the year ended December 31, 2003. All shares and per share information have been restated for all periods presented to reflect the reorganization of the Company. The Company is engaged in the exploration, discovery and development of gold resources in Nevada and California. The Company is seeking additional capital to fund operations.

         Interim financial statements - The interim financial statements as of and for the nine months ended September 30, 2004 and 2003 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

         Exploration stage company - The Company is in the exploration stage and engaged in the search for mineral reserves. Mineral reserves are part of a mineral deposit which could be economically and legally extracted or produced. Exploration and discovery costs incurred in the search for mineral reserves are charged to expense as incurred. Direct costs incurred in the development of identified mineral reserves are capitalized until the reserves are put into production, sold or abandoned.

         The Company has not produced or developed proven mineral reserves to date, and therefore no direct costs have been capitalized and no revenues have been generated from operations.

         Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         Cash and cash equivalents - Cash and cash equivalents include bank and money market accounts with original maturities of three months or less.

         Depreciation - Depreciation on property and equipment is computed on the straight-line method over the following estimated useful lives:

            Assets                                          Useful Lives
            ------                                          ------------

            Computer Equipment                                 5 years
            Vehicle                                            5 years
            Software                                           5 years

         Loss per share - The Company applies Statement of Financial Accounting Standards No. 128 Earnings Per Share (SFAS No. 128) which requires the calculation of basic and diluted loss per share. Basic loss per share of common stock is computed based on the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options and warrants using the "treasury stock" method. All options were excluded from the computation of diluted earnings per share (EPS) for each of the periods presented because their effect would be anti-dilutive.

         The following table sets forth basic and diluted EPS computations for the nine month periods ended September 30, 2004 and 2003.

                                           Nine months ended                                Nine months ended
                                           September 30, 2004                                September 30, 2003
                                 -------------------------------------------     -------------------------------------------
                                                 Weighted                                         Weighted
                                                  Average        Per Share                        Average        Per Share
                                   Net Loss        Shares          Amount          Net Loss        Shares          Amount
                                 ------------     ---------     ------------     ------------     ---------     ------------
         Basic EPS               $   (758,855)    9,000,000     $      (0.08)    $ (1,193,536)    8,101,852     $      (0.15)

         Effect of stock
           options                          -     1,000,000                -                -             -                -

         Anti-dilutive stock
           options                          -    (1,000,000)               -                -             -                -
                                 ------------     ---------     ------------     ------------     ---------     ------------
            Diluted EPS          $   (758,855)    9,000,000     $      (0.08)    $ (1,193,536)    8,101,852     $      (0.15)
                                 ============     =========     ============     ============     =========     ============

                                      F-6

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         As described in Note 1 - Nature of Operations, all shares and per share information have been restated for all periods presented to reflect the reorganization of the Company on April 7, 2003.

         Comprehensive income - The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No.
         130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

         Comprehensive income (loss) consists of changes in the carrying value of convertible debentures which are denominated on the financial statements in U.S dollars and payable in Canadian currency. The carrying value of the liability was translated based on the exchange rate at September 30, 2004. The exchange rate was 0.787.

         Income taxes - The Company provides deferred income taxes to reflect the impact of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes using enacted tax laws and rates for the years when the differences are expected to occur.

         Advertising - The Company expensed $2,720 and $0 for advertising during the 9 month periods ended September 30, 2004, and 2003, respectively.

         Stock-based compensation - As permitted by SFAS No. 123, Accounting for Stock Based Compensation, the Company has elected to follow the guidance of APB 25 for measurement and recognition of stock-based transactions with employees and adopt the disclosure only provisions of SFAS No. 123. Because the exercise price is at least 110% of the Fair Market Value of the Company's stock at the grant date, no compensation expense has been recognized for the awards made in the form of stock options. The stock options are fully vested upon the grant date. The exercise period is 5 years from the date of issue. There is no material effect on the Company's proforma earnings for any of the periods presented under the fair value method.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         A summary of stock option activity follows:

                                           Cumulative from August 23, 2000 to September 30, 2004
                                         ---------------------------------------------------------
                                            Options        Option price      Weighted average
                                          outstanding        per share      remaining life-years
                                         ---------------  ---------------- -----------------------
         Outstanding as of
           August 23, 2000                          -       $        -                -
             Granted
               June 6, 2003                 1,000,000            0.443                5.0
             Exercised                              -                -                -
                                         ---------------  ---------------- -----------------------

         Outstanding as of
           September 30, 2003               1,000,000            0.443                4.7
             Granted                                -                -                -
             Exercised                              -                -                -
                                         ---------------  ---------------- -----------------------

         Outstanding as of
           September 30, 2004               1,000,000       $    0.443                3.7
                                         ===============  ================ =======================

         If compensation expense had been determined based on the fair value of the stock grants, in accordance with SFAS No. 123, net loss and net loss per share would have been the pro forma amounts indicated below:
                                                                                Nine months ended September 30,
                                                                               ---------------------------------
                                                                                   2004                 2003
                                                                               -------------       -------------
         Net loss attributed to common stockholders as reported                $    (758,855)      $  (1,193,536)
           Less: total stock-based compensation expense
             determined under fair value-based method for
             option awards                                                                 -             (30,000)
           Add: total stock-based compensation expense
             recorded in the statement of operations                                       -           1,004,320
                                                                               -------------       -------------
            Pro forma loss                                                     $    (758,855)      $    (219,216)
                                                                               =============       =============

         Net loss per share attributed to common stockholders
           As reported, basic and diluted                                      $       (0.08)      $      (0.15)
                                                                               -------------       -------------
               Pro forma, basic and diluted                                    $       (0.08)      $      (0.03)
                                                                               -------------       -------------

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         For purpose of the above table, the fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the grant in the third quarter of fiscal year 2003: a risk-free interest rate of approximately 3.74%; a dividend yield of 0%; a weighted-average expected life of 5 years for 2003, and a volatility factor of the expected market price of our common stock of .001.

         Effects of recent accounting pronouncements - In September 2001, the FASB issued SFAS No., 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that a liability for the fair value of asset retirement obligations resulting from the acquisition, construction, or development and (or) the normal operation of a long-lived asset be accrued in the period in which it is incurred. SFAS 143 is effective for retirements of long-lived assets after September 15, 2002. Adoption of SFAS 143 had no effect on the Company's financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposals that are initiated after December 31, 2002. Adoption of SFAS 146 had no effect on the Company's financial position or results of operations.

         In November 2002, the FASB issued Financial Interpretation No. (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees, FIN 45 became effective for guarantees issued or modified on or after January 1, 2003. Adoption of FIN 45 had no effect on the Company's financial position or results of operations.

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statement's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. Adoption of SFAS 148 had no effect on the Company's financial position or results of operations.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement is effective (with certain exceptions) for contracts entered into or modified after September 30, 2003. The adoption of this Statement has had no effect on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It requires the issuer to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period after September 15, 2003. The adoption of SFAS No. 150 on July 1, 2003 has had no effect on the Company's financial position or results of operations.

         In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (FIN46). FIN 46 replaces the earlier version of this interpretation issued in January 2003. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined. Application of FIN 46 is required in financial statements of pubic entities that have interest in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application of FIN 46 to all other types of entities is required in financial statements for period ending after March 15, 2004, with earlier application permitted if the original interpretation was previously adopted. We adopted the original interpretation and FIN 46 as of December 31, 2003 which did not have a material effect on the Company's financial statements.

(2)      Going concern

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses since inception (August 23, 2000) of $2,203,018. Current liabilities exceed current assets, and the Company has not produced or developed proven mineral reserves to date. The Company does not have an operating business and has limited resources. The Company will seek additional financing in order to implement its business plan, but there is no assurance that it will be able to raise the required capital. These items raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to their recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


(3)      Mining properties

         The Company has acquired the following unpatented mining claims. Filing costs associated with obtaining these mining claims of $140,812 and $17,877 were expensed during the nine month periods ended September 30, 2004 and 2003, respectively.

             Name                        Location                           Mining Claims
             ----                        --------                           -------------
         Modoc Project:          3 miles west of Phoenix/                 108-100% owned
                                 Fortitude, Lander County, Nevada         12 - 33% owned,
                                                                          67% leased

         High Grade Project:     Modoc County, California                 31 -100% owned
                                                                          10 - leased

         UNR Project:            South of Pipeline/Cortez Hills &         231 - 100% owned
                                 ET-Blue, Eureka County, Nevada

         Black Kettle Project:   Elko County, Nevada                      72 - 100% owned

         Trail Project:          South of Barrick's Archimedes Mine       30 - 100% owned
                                 Eureka County, Nevada

         GQ-West Project:        Eureka County, Nevada                    24 - 100% owned

         Kobeh Project:          Eureka County, Nevada                    18 - 100% owned

(4)      Agreement with Madison-Lewis

         The Company and Madison-Lewis is entitled, pursuant to an exploration and option to purchase agreement dated June 1, 2002, to jointly acquire a 100% interest in the 5,500 acre Lewis Property located in Nevada consisting of 360 unpatented mining claims and eight patented mining claims. Under the terms of the agreement, once Madison acquires a 60% interest in the property through expenses incurred in exploration activities, the Company has the right to elect to participate in exploration activities on a 60/40 basis or to allow Madison to acquire a further 15% interest by completing an industry standard bankable feasibility study and arranging on behalf of the Company, non-recourse project financing for the Company's 25% net profit interest. The Company plans to finance these transactions with funds from an initial public offering planned for 2004. The financial terms related to this agreement have not been determined. Madison has notified the Company that they have acquired a 51% interest in the Nevada property as of December 31, 2003. The property is without proven reserves and the proposed activities are exploratory in nature.

         No transactions have been reported in the Company's financial statements for the period ended September 30, 2004 pending the exercise of the option with the owner of the Lewis Property and options under the terms of the agreement.

(5)      Option agreement

         The Company has an exclusive option to enter into an exploration agreement with an option to purchase the F. W. Lewis, Inc. ownership of the Lewis Hycroft mine site in Nevada (Lewis Hycroft Mine option). The option expires December 31, 2004. The option requires a $250,000

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         payment by December 31, 2004. Once exercised, the Company would be obligated to incur minimum exploration costs of $2 million over a 2 year period and would be able to exercise an option to purchase the property for $7.5 million. The two year exploration agreement requires rental payments of $250,000 per year.

(6)      Property and equipment

         Depreciation charged to operations totaled $1,746 and $88 for the 9 month periods ended September 30, 2004, and 2003, respectively.

(7)      Stock option agreement and compensation expense

         The Company adopted an incentive stock option plan on May 31, 2003 to help attract, retain and reward key employees, officers and directors of the Company. The maximum number of common stock shares that may be issued under the Plan is 2,783,333. The maximum option term under the Plan is 10 years.

         On April 7, 2003, the Company granted 2,500,000 shares of common stock to officers of the Company in exchange for mineral rights and services contributed to the Company. The shares were granted at their par value of $0.001. Because the estimated fair market value of $.40 per share is greater than the par value, the Company recorded compensation expense of approximately $1 million.

         On June 6, 2003, incentive stock options for 1,000,000 shares at an exercise price of $.443 per share and a 5 year term were issued to officers of the Company. Because the exercise price of the incentive stock options at the time of grant was at least 110% of the fair market value Company's stock, no compensation expense related to the stock options was recorded for the year and cumulative period ended December 31, 2003.

(8)      Income taxes

         The components of the Company's deferred tax assets and liabilities at September 30, 2004 are as follows:

         Deferred tax assets:

                  Net operating losses                       $      1,295,624

                  Less valuation allowance                         (1,295,624)
                                                             ----------------

                  Deferred tax asset                         $              -
                                                             ================

         The Company has incurred losses to date and does not have sufficient operating history to determine whether or not the tax benefits will be realized. Therefore, a full valuation allowance has been provided on the deferred tax assets.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         The Company paid the annual minimum $100 state franchise tax for 2003.

         The net operating loss carry forwards at September 30, 2004 of approximately $2,162,000 expire at various dates through December 31, 2025.

(9)      Convertible debentures

         On August 29, 2003, the Company issued private placements of Series A convertible debentures in the amount of $433,213 to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company.

         On May 28, 2004, the Company issued a private placement of Series B convertible debentures in the amount of $412,538 to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company.

         In July and August 2004, the Company issued $145,588 in a private placement, additional Series B convertible debentures to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company.

         Because the debentures are non-interest bearing, the Company has imputed interest and recorded a debt discount using a 10% per annum interest rate. The debt discounts are being amortized as interest expense over the life of the non-interest bearing periods, which is generally not greater than one year.

         The carrying value of the debentures is denominated on the face of the financial statements in U.S. dollars and payable in Canadian currency. The carrying value of the debentures is recorded net of deferred financing costs and adjusted based on fluctuations in the exchange rate between the two currencies. As of September 30, 2004, net cumulative losses of $68,312 related to fluctuations in the exchange rates are included in comprehensive income.

         At September 30, 2004, deferred financing costs are being accreted over the one year maturities of the debentures.

          Deferred Financing Costs
           Debentures - Series A                          $       54,817
           Debentures - Series B                                  38,120
           Accumulated Accretion                                 (57,803)
                                                          --------------
           Net Deferred Financing Costs                   $       35,134
                                                          ==============

         The Company is planning an initial public offering (IPO) to be filed with the Securities and Exchange Commission in 2004. On September 21, 2004, the Company extended the maturity date of the series A debentures to January 31, 2005. In exchange for this extension grant, the Company agreed to change its conversion rate, in the event of an IPO, from 60%

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         to 50%. The series B debentures will automatically convert into common shares in an IPO, at 60% of the IPO price. As the fair value of the common stock will be greater than the conversion price of the debentures, a beneficial conversion feature will be recorded as a charge to income from operations at the date an initial public offering is completed. The beneficial conversion charge will be calculated and recorded in accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Adjustable Conversion Ratios. Debenture holders will also receive common stock warrants on the same terms as offered In the IPO.

         If the debentures are not converted within one year of issuance, they will become immediately due and payable to the holders. If payment is not made, interest will begin to accrue at 10% per year, payable quarterly and a security interest in all the assets of the Company will be issued to the holders.

(10)     Related party transactions

         The Company has accounts payable to shareholders at September 30, 2004, of $3,140. These payables arise from the payment of corporate expenses by the shareholders.

         Two of the Company's shareholders control another exploration company with operations similar to those of the Company, except with mining properties located in Alaska. There are no transactions between the two companies at September 30, 2004. The shareholders are able to influence the Company's operations for the benefit of the other companies under their control.

         The Company has entered into three employment contracts with officers of the Company. Two of the contracts have 5 year terms with annual base salaries payable to officers aggregating $140,000 per year. The other contract has no stated term, can be terminated with 30 day notice, and has an annual salary payable to an officer of $60,000 Canadian funds. This third contract was terminated by mutual agreement effective December 4, 2004.

         The Company executed notes payable to one of its shareholders of $175,000 in 2004, payable on demand. The funds are providing bridge financing for the Company while additional capital is raised. Notes payable of $90,000 and related interest at 6% was repaid in full as of September 30, 2004.

         During 2004, a shareholder paid $25,000 to extend the option to purchase F. W. Lewis, Inc.'s ownership in the Lewis Hycroft mine site located in Nevada. As a result, the option was extended to December 31, 2004. Because the option is owned by the Company, the Company reimbursed this shareholder during 2004 for this $25,000 payment made by the shareholder for the Company.

(11)     Subsequent events

         In October 2004, the Company issued approximately $390,000 in a private placement, Series C convertible debentures to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company. Because the debentures are non-interest bearing, the Company will impute interest and record a debt discount using a 10% per annum interest rate. The debt discount will be amortized as interest expense over the life of the non-interest bearing period. The

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                            (expressed in US Dollars)


         debentures are payable in Canadian currency. The debentures will automatically convert into common shares in an IPO, at 60% of the IPO price. As the fair value of the common stock will be greater than the conversion price of the debentures, a beneficial conversion feature will be recorded as a charge to income from operations at the date an initial public offering is completed. The beneficial conversion charge will be calculated and recorded in accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Adjustable Conversion Ratios. Debenture holders will also receive common stock warrants on the same terms as offered In the IPO. If the debentures are not converted within one year of issuance, they will become immediately due and payable to the holders. If payment is not made, interest will begin to accrue at 10% per year, payable quarterly and a security interest in all the assets of the Company will be issued to the holders.

         On October 2, 2004, the Company and Placer Dome U.S. Inc. (PDUS), a California corporation, entered into an exploration and development agreement. Under the terms of the agreement, the Company granted PDUS the right to explore and develop unpatented mining claims located in Eureka County, Nevada. Also, PDUS was given the right to earn a 60% interest in the property and enter into a joint venture agreement at a future date. The Company received $250,000 from PDUS under terms of this agreement.

         On October 26, 2004, the Company repaid shareholder notes payable of $85,000.

         On November 18, 2004, the Company acquired 156 additional unpatented mining claims in Nevada.

         On December 15, 2004, the Company granted 250,000 stock options to a Board of Director at an exercise price of $0.15. The options vested at the date of grant. Because the stock options were granted at a value below the fair market value, the Company will record compensation expense of approximately $65,000 during the fourth quarter 2004.

(12)     Supplemental cash flow and nonmonetary transactions

                                                                      Periods Ended              Cumulative from
                                                                      September 30,              August 23, 2000
                                                             --------------------------------    to September 30,
                                                                   2004            2003               2004
                                                             --------------    --------------   ------------------
         Cash paid:
           Income taxes                                      $            -    $            -     $            -
                                                             ==============    ==============     ==============
           Interest paid to shareholder                      $        2,218    $            -     $        3,315
                                                             ==============    ==============     ==============

         Noncash financing activities:
           Common stock issued in exchange
             for mining claims and services                  $            -    $    1,006,818     $    1,006,818
                                                             ==============    ==============     ==============
           Discount on debentures                            $       51,532    $       50,930     $       92,912
                                                             ==============    ==============     ==============
           Currency rate adjustment                          $      (37,917)   $            -     $      (68,312)
                                                             ==============    ==============     ==============

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 2003 and 2002

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors

GREAT AMERICAN MINERALS, INC.

We have audited the balance sheet of Great American Minerals, Inc. (an exploration stage company) as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002 and the cumulative period from August 23, 2000 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Great American Minerals, Inc. as of December 31, 2003, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 and the cumulative period from August 23, 2000 (inception) through December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company continues as a going concern. As discussed in Note 2 to the financial statements, the Company's losses since inception and other factors raise doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments, if any, that might result from the outcome of this uncertainty.


/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.
Salt Lake City, Utah
August 12, 2004

                                          GREAT AMERICAN MINERALS, INC.
                                         (An Exploration Stage Company)


                                                  BALANCE SHEET
                                                December 31, 2003
                                            (expressed in US Dollars)


                                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                                  $              6,689
  Accounts receivable - related party                                                                       1,085
  Deferred charges - offering costs                                                                        10,830
                                                                                             --------------------
          TOTAL CURRENT ASSETS                                                                             18,604
                                                                                             --------------------

PROPERTY AND EQUIPMENT, at cost, less
  accumulated depreciation                                                                                  8,463
                                                                                             --------------------

          TOTAL ASSETS                                                                       $             27,067
                                                                                             ====================

                                                   LIABILITIES

CURRENT LIABILITIES
  Accounts payable                                                                           $             39,002
  Accounts payable - related party                                                                         11,935
  Accrued expenses                                                                                          1,572
  Convertible debentures, net                                                                             385,683
                                                                                             --------------------
          TOTAL CURRENT LIABILITIES                                                                       438,192
                                                                                             --------------------

                                          STOCKHOLDERS EQUITY (DEFICIT)

CAPITAL CONTRIBUTED
  Common stock, $0.001 par value; 75,000,000 authorized,
    9,000,000 issued and outstanding                                                                        9,000
  Additional paid in capital                                                                              992,289
                                                                                             --------------------
          TOTAL CAPITAL CONTRIBUTED                                                                     1,001,289

COMPREHENSIVE INCOME (LOSS)                                                                               (30,395)

  Retained deficit                                                                                     (1,382,019)
                                                                                             --------------------

          TOTAL STOCKHOLDERS' DEFICIT                                                                    (411,125)
                                                                                             --------------------

          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                        $             27,067
                                                                                             ====================



                                             See Notes to Financial Statements

                                                            F-18

                                                  GREAT AMERICAN MINERALS, INC.
                                                 (An Exploration Stage Company)


                                                    STATEMENTS OF OPERATIONS
                                                    (expressed in US Dollars)

                                                                                                              Cumulative from
                                                                      Years Ended December 31,               August 23, 2000 to
                                                             -----------------------------------------          December 31,
                                                                  2003                       2002                   2003
                                                             --------------             --------------        --------------
REVENUE                                                      $            -             $            -        $            -
                                                             --------------             --------------        --------------
EXPENSES
  Exploration of mineral properties                                 253,698                     51,776               305,474
                                                             --------------             --------------        --------------

  General and administrative expense:
    Salaries and benefits                                            24,230                          -                24,230
    Stock based compensation                                      1,004,320                          -             1,004,320
    Office and miscellaneous                                         41,885                          -                41,885
    Professional fees                                                27,392                          -                27,392
    Listing and filing fees                                          23,970                          -                23,970
    Travel                                                            9,484                          -                 9,484
    Depreciation and accretion                                       18,958                          -                18,958
                                                             --------------             --------------        --------------

         TOTAL GENERAL AND ADMINISTRATIVE EXPENSE                 1,150,239                          -             1,150,239
                                                             --------------             --------------        --------------

         TOTAL EXPENSES                                           1,403,937                     51,776             1,455,713
                                                             --------------             --------------        --------------

         LOSS FROM OPERATIONS                                    (1,403,937)                   (51,776)           (1,455,713)
                                                             --------------             --------------        --------------

OTHER INCOME (EXPENSE)
  Interest and other income                                             380                     25,000                25,380
  Interest expense                                                  (13,830)                         -               (13,830)
                                                             --------------             --------------        --------------
         TOTAL OTHER INCOME (EXPENSE)                               (13,450)                    25,000                11,550
                                                             --------------             --------------        --------------

         LOSS BEFORE INCOME TAXES                                (1,417,387)                   (26,776)           (1,444,163)


INCOME TAX (BENEFIT) EXPENSE                                              -                          -                     -
                                                             --------------             --------------        --------------

         NET LOSS APPLICABLE TO COMMON SHAREHOLDERS          $   (1,417,387)            $      (26,776)       $   (1,444,163)
                                                             ==============             ==============        ==============

Basic and fully diluted loss per share of
  common stock                                               $        (0.17)            $         0.00
                                                             ==============             ==============

Weighted average number of basic and
  fully diluted shares outstanding                                8,270,833                  6,500,000
                                                             ==============             ==============


                                                See Notes to Financial Statements

                                                               F-19

                                               STATEMENT OF STOCKHOLDERS' DEFICIT

                                       Years Ended December 31, 2003 and December 31, 2002
                                                    (expressed in US Dollars)


                                                                       Additional                                         Total
                                                                         Paid in      Comprehensive      Retained      Stockholders'
                                               Common Stock              Capital          Loss            Deficit         Deficit
                                          -------------------------    ------------    ------------    ------------    ------------
                                            Shares        Amount
                                            ------        ------
Balance August 23, 2000                           -    $          -    $          -    $          -    $          -    $          -

Capital contribution
  December 31, 2002
                                          6,500,000           6,500          (1,500)              -               -           5,000

Net loss                                          -               -               -               -         (26,776)        (26,776)
                                          ---------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2002                6,500,000           6,500          (1,500)              -         (26,776)        (21,776)


Reorganization in exchange for
  stock (Note 1)                                  -               -         (62,144)              -          62,144               -

Issuance of common stock for
  mineral claims and services             2,500,000           2,500       1,001,820               -               -       1,004,320

Discount on debentures                            -               -          54,113               -               -          54,113

Cumulative translation adjustment,
  net of tax                                      -               -               -         (30,395)              -         (30,395)

Net loss                                          -               -               -               -      (1,417,387)     (1,417,387)
                                                                                                                       ------------
Comprehensive loss                                -               -               -               -               -      (1,447,782)
                                          ---------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2003                9,000,000    $      9,000    $    992,289    $    (30,395)   $ (1,382,019)   $   (411,125)
                                          =========    ============    ============    ============    ============    ============


                                                See Notes to Financial Statements

                                                               F-20

                                                  GREAT AMERICAN MINERALS, INC.
                                                 (An Exploration Stage Company)

                                                    STATEMENTS OF CASH FLOWS
                                                    (expressed in US Dollars)


                                                                                                        Cumulative from
                                                                    Years Ended December 31,          August 23, 2000 to
                                                              ------------------------------------        December 31,
                                                                    2003                  2002                2003
                                                              ----------------     ---------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $     (1,417,387)    $       (26,776)     $    (1,444,163)
  Adjustments to reconcile net loss to net cash
    flows from operating activities:
    Depreciation                                                           712                   -                  712
    Accretion                                                           18,272                   -               18,272
    Amortization of debt discount                                       12,733                   -               12,733
    Valuation of common stock                                        1,004,320                   -            1,004,320
  Decrease in operating assets:
    Accounts receivable - related party                                      -              (1,085)              (1,085)
    Deferred charges - offering costs                                  (10,830)                  -              (10,830)
  Increase in operating liabilities:
    Accounts payable                                                    32,565               6,437               39,002
    Accounts payable - related party                                    11,935                   -               11,935
    Accrued expenses                                                     1,572                   -                1,572
                                                              ----------------     ---------------      ---------------
          NET CASH FLOWS FROM OPERATING ACTIVITIES                    (346,108)            (21,424)            (367,532)
                                                              ----------------     ---------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property and equipment                                  (9,175)                  -               (9,175)
                                                              ----------------     ---------------      ---------------

          NET CASH FLOWS FROM INVESTING ACTIVITIES                      (9,175)                  -               (9,175)
                                                              ----------------     ---------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Contributed capital                                                        -               5,000                5,000
  Proceeds from issuance of convertible debentures                     433,213                   -              433,213
  Payment of financing costs                                           (54,817)                  -              (54,817)
  Proceeds from notes payable - related party                           52,439              16,457               68,896
  Repayment of notes payable - related party                           (68,896)                  -              (68,896)
                                                              ----------------     ---------------      ---------------

          NET CASH FLOWS FROM FINANCING ACTIVITIES                     361,939              21,457              383,396
                                                              ----------------     ---------------      ---------------

          NET INCREASE IN CASH AND CASH EQUIVALENTS                      6,656                  33                6,689

          CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      33                   -                    -
                                                              ----------------     ---------------      ---------------

          CASH AND CASH EQUIVALENTS, END OF YEAR              $          6,689     $            33      $         6,689
                                                              ================     ===============      ===============


                                                See Notes to Financial Statements

                                                              F-21

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


(1)      Summary of significant accounting policies

         Basis of presentation - The financial statements have been prepared in accordance with U. S. generally accepted accounting principles. The amounts contained in the financial statements are expressed in U.S. dollars.

         Nature of operations - Great American Minerals, LLC was created in August of 2000. The Company had no activity until May 2002. On April 15, 2003, all the assets and liabilities of Great American Minerals, LLC were contributed to Great American Minerals, Inc. (the Company) pursuant to a reorganization in exchange for common stock. Because the reorganization was with entities under common control, the Company accounted for the transaction in a manner similar to pooling, accordingly, the assets and liabilities were transferred at historical cost. Further, the accumulated deficit of $62,144 at April 15, 2003 was reclassified to additional paid in capital in accordance with the applicable accounting rules. The Company issued additional shares to officers in exchange for mineral rights and services contributed to the Company during the year ended December 31, 2003. All shares and per share information have been restated for all periods presented to reflect the reorganization of the Company. The Company is engaged in the exploration, discovery and development of gold resources in Nevada and California. The Company is seeking additional capital to fund operations.

         Exploration Stage Company - The Company is in the exploration stage and engaged in the search for mineral reserves. Mineral reserves are part of a mineral deposit which could be economically and legally extracted or produced. Exploration and discovery costs incurred in the search for mineral reserves are charged to expense as incurred. Direct costs incurred in the development of identified mineral reserves are capitalized until the reserves are put into production, sold or abandoned.

         The Company has not produced or developed proven mineral reserves to date, and therefore, no direct costs have been capitalized and no revenues have been generated from operations.

         Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents - Cash and cash equivalents include bank and money market accounts with original maturities of three months or less.

         Accounts receivable - The Company considers accounts receivable from a related party to be fully collectible. Accordingly, no allowance for doubtful accounts is required.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         Depreciation - Depreciation on property and equipment is computed on the straight-line method over the following estimated useful lives:

             Assets                                           Useful Lives
             ------                                           ------------

             Computer Equipment                                 5 years
             Software                                           5 years

         Loss per share - The Company applies Statements of Financial Accounting Standards No. 128 Earnings Per Share (SFAS No. 128) which requires the calculation of basic and diluted loss per share. Basic loss per share of common stock is computed based on the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options and warrants using the "treasury stock" method. All options were excluded from the computation of diluted earnings per share for the years ended December 31, 2003 and 2002, and for the period from inception (August 23, 2000) through December 31, 2003 because their effect would be anti-dilutive.

         We have calculated EPS in accordance with SFAS No.128. The following table includes the basic and diluted EPS computations for the years ended December 31, 2003 and 2002:

                                    Year Ended December 31, 2003          Year Ended December 31, 2002
                               ----------------------------------------------------------------------------
                                                Weighted      Per                     Weighted     Per
                                                 Average     Share                     Average    Share
                                  Net Loss       Shares      Amount        Net Loss    Shares     Amount
                               --------------------------------------- ------------------------------------
         Basic EPS             $ (1,417,387)     8,270,833  $  (0.17)  $   (26,776)   6,500,000  $    0.00

         Effect of stock
           options                        -      1,000,000         -             -            -          -
         Anti-dilutive
           stock options                  -     (1,000,000)        -             -            -          -
                               --------------------------------------- ------------------------------------
         Diluted EPS           $ (1,417,387)     8,270,833  $  (0.17)  $   (26,776)   6,500,000  $    0.00
                               ======================================= ====================================

         As described in Note 1 - Nature of Operations, all shares and per share information have been restated for all periods presented to reflect the reorganization of the Company on April 7, 2003.

         Comprehensive income - The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No.
         130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         Comprehensive income (loss) consists of changes in the carrying value of convertible debentures which are denominated on the financial statements in U.S dollars and payable in Canadian currency. The carrying value of the liability was translated based on the exchange rate at December 31, 2004, which was 0.773 as of December 31, 2003. No debentures were outstanding during the year ended December 31, 2002.

         Income taxes - The Company provides deferred income taxes to reflect the impact of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes using enacted tax laws and rates for the years when the differences are expected to occur.

         Stock-based compensation - As permitted by SFAS No. 123, Accounting for Stock Based Compensation, the Company has elected to follow the guidance of APB 25 for measurement and recognition of stock-based transactions with employees and adopt the disclosure only provisions of SFAS No. 123. Because the exercise price is at least 110% of the Fair Market Value of the Company's stock at the grant date, no compensation expense has been recognized for the awards made in the form of stock options. The stock options are fully vested upon the grant date. The exercise period is 5 years from the date of issue. There is no material effect on the Company's pro forma earnings for any of the periods presented under the fair value method.

         A summary of stock option activity follows:

                                                 Cumulative from August 23, 2000 to December 31, 2003
                                               ----------------------------------------------------------
                                                                                       Weighted average
                                                    Options           Option price        remaining
                                                  outstanding          per share          life-years
                                               -------------------  ----------------- -------------------
         Outstanding as of
           August 23, 2000                                    -      $            -                   -
               Granted                                        -                   -                   -
               Exercised                                      -                   -                   -
                                               -------------------  ----------------  -------------------

         Outstanding as of
           December 31, 2002                                  -                   -                   -
               Granted June 6, 2003                   1,000,000               0.443                 4.5
               Exercised                                      -                   -                   -
                                               -------------------  ----------------  -------------------

         Outstanding as of
           December 31, 2003                          1,000,000      $        0.443                 4.5
                                               ===================  ================  ===================

         If compensation expense had been determined based on the fair value of the stock grants, in accordance with SFAS No. 123, net loss and net loss per share would have been the pro forma amounts indicated below:

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                                                              Years ended December 31,
                                                                          ---------------------------------
                                                                                2003            2002
                                                                          ---------------------------------
         Net loss attributed to common stockholders
           as reported                                                   $  (1,417,387)   $     (26,776)
           Less: total stock-based compensation expense
             determined under fair value-based method for
             option awards                                                     (30,000)               -
           Add: total stock-based compensation expense
             recorded in the statement of operations                         1,004,320                -
                                                                          ---------------------------------
           Pro forma loss                                                $    (443,067)   $     (26,776)
                                                                          =================================

         Net loss per share attributed to common stockholders
           As reported, basic and diluted                                $       (0.17)   $       0.00
                                                                          ---------------------------------
           Pro forma, basic and diluted                                  $       (0.05)   $       0.00
                                                                          ---------------------------------

         For purpose of the above table, the fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the grant in the third quarter of fiscal year 2003: a risk-free interest rate of approximately 3.74%; a dividend yield of 0%; a weighted-average expected life of 5 years for 2003, and a volatility factor of the expected market price of our common stock of .001.

         Effects of recent accounting pronouncements - In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that a liability for the fair value of asset retirement obligations resulting from the acquisition, construction, or development and (or) the normal operation of a long-lived asset be accrued in the period in which it is incurred. SFAS 143 is effective for retirements of long-lived assets after June 15, 2002. Adoption of SFAS 143 had no effect on the Company's financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposals that are initiated after December 31, 2002. Adoption of SFAS 146 had no effect on the Company's financial position or results of operations.

         In November 2002, the FASB issued Financial Interpretation No. (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 became effective for guarantees issued or modified on or after January 1, 2003. Adoption of FIN 45 had no effect on the Company's financial position or results of operations.

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         of transition for a voluntary change to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statement's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. Adoption of SFAS 148 had no effect on the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. The adoption of this Statement has had no effect on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It requires the issuer to clarify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 has had no effect on the Company's financial position or results of operations.

         In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (FIN46). FIN 46 replaces the earlier version of this interpretation issued in January 2003. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined. Application of FIN 46 is required in financial statements of pubic entities that have interest in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application of FIN 46 to all other types of entities is required in financial statements for periods ending after March 15, 2004, with earlier application permitted if the original interpretation was previously adopted. We adopted the original interpretation and FIN 46 as of December 31, 2003 which did not have a material effect on the Company's financial statements.

(2)      Going Concern

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses since inception (August 23, 2000) of $1,444,163. Current liabilities exceed current assets, and the Company has not produced or developed proven mineral reserves to date. The Company does not have an operating business and has limited resources. The Company will seek additional financing in order to implement its business plan, but there is no assurance that it will be able to raise the required capital. These items raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         related to their recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

(3)      Mining properties

         The Company has acquired the following unpatented mining claims. Filing costs associated with obtaining these mining claims of $29,195 and $0 were expensed in 2003 and 2002.

         Name                           Location                                          Mining Claims
         ----                           --------                                          -------------
         Modoc Project:                 3 miles west of Phoenix/                          108 -100% owned
                                        Fortitude, Lander County, Nevada                   12 - 33% owned

         High Grade Project:            Modoc County, California                          31 -100% owned
                                                                                          10 - leased

         UNR Project:                   South of Pipeline/Cortez Hills &                  48 - 100% owned
                                        ET-Blue, Eureka County, Nevada

         Black Kettle Project:          Elko County, Nevada                               72 - 100% owned

         Trail Project:                 South of Barrick's Archimedes Mine                30 - 100% owned
                                        Eureka County, Nevada

(4)      Agreement with Madison-Lewis

         The Company and Madison-Lewis (Madison) are entitled, pursuant to an exploration and option to purchase agreement, dated June 1, 2002, to jointly acquire a 100% interest in the 5,500 acre Lewis Property located in Nevada consisting of 360 unpatented mining claims and eight patented mining claims. Under the terms of the agreement, once Madison acquires a 60% interest in the property through expenses incurred in exploration activities, the Company has the right to elect to participate in exploration activities on a 60/40 basis or to allow Madison to acquire a further 15% interest by completing an industry standard bankable feasibility study and arranging on behalf of the Company, non-recourse project financing for the Company's 25% net profit interest. The Company plans to finance these transactions with funds from an initial public offering planned for 2004. Madison has notified the Company that they have acquired a 51% interest in the Nevada property as of December 31, 2003. The property is without proven reserves and the proposed activities are exploratory in nature.

         No transactions have been reported in the Company's financial statements for the period ended December 31, 2003 pending the exercise of the option with the owner of the Lewis Property and options under the terms of the agreement.

(5)      Option agreement

         The Company has an exclusive option to enter into an exploration agreement, with an option to purchase the F. W. Lewis, Inc. ownership of the Lewis Hycroft mine site in Nevada (Lewis Hycroft Mine option). The option expires December 31, 2004. The option requires a $250,000 payment by December 31, 2004. Once exercised, the company would be

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         obligated to incur minimum exploration costs of $2 million over the 2 year period and an option to purchase the property for $7.5 million. The exploration agreement requires rental payments of $250,000 per year, for a two year period.

(6)      Property and equipment

         Cost
           Computer equipment                              $          8,565
           Software                                                     610
                                                           ----------------
                 Total cost                                           9,175
         Accumulated depreciation                                      (712)
                                                           ----------------
                 Net property and equipment                $          8,463
                                                           ================

         Depreciation charged to operations totaled $712 for the year ended December 31, 2003. No depreciation expense was recorded in 2002 or earlier.

(7)      Stock option agreement and compensation expense

         The Company adopted an incentive stock option plan on May 31, 2003 to help attract, retain and reward key employees, officers and directors of the Company. The maximum number of common stock shares that may be issued under the Plan is 2,783,333. The maximum option term under the Plan is 10 years.

         On April 7, 2003, the Company granted 2,500,000 shares of common stock to officers of the Company in exchange for mineral rights and services contributed to the Company. The shares were granted at their par value of $0.001. Because the fair market value of $.40 per share is greater than the par value, the Company recorded compensation expense of approximately $1 million.

         On June 6, 2003, incentive stock options for 1,000,000 shares at an exercise price of $.443 per share were issued to officers of the Company. Because the exercise price of the incentive stock options at the time of grant was at least 110% of the fair market value Company's stock, no compensation expense related to the stock options was recorded for the year and cumulative period ended December 31, 2003.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


(8)      Income taxes

         The components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:

         Deferred tax assets:

               Net operating losses                     $       536,769

               Less valuation allowance                        (536,769)
                                                        ----------------

               Deferred tax asset                       $             -
                                                        ================

         The Company has incurred losses to date and does not have sufficient operating history to determine whether or not the tax benefits will be realized. Therefore, a full valuation allowance has been provided on the deferred tax assets.

         The net operating loss carryforwards at December 31, 2003 of approximately $1,403,000 expire on December 31, 2024.

(9)      Convertible debentures

         On August 29, 2003, the Company issued a private placement of convertible debentures of $433,213 to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company. Because the debentures are non-interest bearing, the Company has imputed interest using a 10% per annum interest rate and recorded a debt discount. The debt discount is amortized as interest expense over the life of the non-interest bearing period.

         The carrying value of the debentures is denominated on the face of the financial statements in U.S. dollars and payable in Canadian currency. The carrying value of the debentures is recorded net of deferred financing costs of $54,816 and adjusted based on fluctuations in the exchange rate between the two currencies. As of December 31, 2003, losses of $30,395 related to fluctuations in the exchange rates were included in comprehensive income.

         At December 31, 2003, deferred financing costs are being accreted over the one year maturity of the debentures.

         Deferred Financing Costs
           Debentures                                 $           54,816
           Accumulated accretion                                 (18,272)
                                                      ------------------

                 Net Deferred Financing Costs         $           36,544
                                                      ==================

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         The Company is planning an initial public offering (IPO) to be filed with the Securities and Exchange Commission in 2004. The debentures will automatically convert into common shares in an IPO, at 60% of the IPO price. As the fair value of the common stock will be greater than the conversion price of the debentures, a beneficial conversion feature will be recorded as a charge to income from operations at the date an initial public offering closes. The beneficial conversion charge will be calculated and recorded in accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Adjustable Conversion Ratios. Debenture holders will also receive common stock warrants on the same terms as offered in the IPO.

         If the debentures are not converted within one year of issuance, they will become immediately due and payable to the holders. If payment is not made, interest will begin to accrue at 10% per year, payable quarterly and a security interest in all the assets of the Company will be issued to the holders.

(10)     Related party transactions

         The Company has accounts payable to shareholders at December 31, 2003, of $11,935. These payables arise from the payment of corporate expenses by the shareholders.

         Two of the Company's shareholders control another exploration company with operations similar to those of the Company, except with mining properties located in Alaska. At December 31, 2003, there is a receivable from this company of $1,085. The shareholders are able to influence the Company's operations for the benefit of the other companies under their control.

         The Company has entered into three employment contracts with officers of the Company. Two of the contracts have 5 year terms with annual base salaries payable to officers aggregating $140,000 per year. The other contract has no stated term, can be terminated with 30 day notice, and has an annual salary payable to an officer of $60,000 Canadian. The third contract was terminated by mutual agreement effective December 4, 2004.

         The Company executed notes payable to one of its shareholders for $68,896 in 2002, payable on demand. The funds provided bridge financing for the Company until the first private placement of convertible debentures was issued in August, 2003. The note and related interest at 6% was repaid in full during 2003.

(11)     Subsequent events

         On February 4, 2004, the Company executed a note payable to one of its shareholders for $90,000. This note is intended as bridge financing for the Company until additional capital financing is secured. Payment is due on demand and the note bears interest at a rate of 6% per year. All amounts were repaid by June 30, 2004.

         On May 28, 2004, the Company issued $412,538 in a private placement, Series B convertible debentures to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company. The debentures are payable in Canadian currency.

                          GREAT AMERICAN MINERALS, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS


         In July and August 2004, the Company issued an additional $145,588 of Series B convertible debentures to unrelated third party investors. The debentures are non-interest bearing and payable one year from the date of issue, unless converted earlier into common shares of the Company. The debentures are payable in Canadian currency.

         All debentures will automatically convert into common shares in an IPO, at 60% of the IPO price. Debenture holders will also receive common stock warrants on the same terms as offered In the IPO. If the debentures are not converted within one year of issuance, they will become immediately due and payable to the holders. If payment is not made, interest will begin to accrue at 10% per year, payable quarterly and a security interest in all the assets of the Company will be issued to the holders.

(12)     Supplemental cash flow and nonmonetary transactions

                                                                                                   Cumulative from
                                                                   Years Ended December 31,        August 23, 2000
                                                           -------------------------------------   to December 31,
                                                                  2003                2002               2003
                                                           ----------------     ----------------   ----------------
Cash paid:
  Income taxes                                             $             -      $             -    $             -
                                                           ================     ================   ================

     Interest paid to shareholder                          $         1,097      $             -    $         1,097
                                                           ================     ================   ================

Noncash financing activities:

  Common stock issued in exchange
    for mining claims and services                         $     1,004,320      $             -    $     1,004,320
                                                           ================     ================   ================

  Discount on debentures                                   $        41,380      $             -    $        41,380
                                                           ================     ================   ================

  Foreign currency translation adjustment                  $        30,395      $             -    $        30,395
                                                           ================     ================   ================

         In April, 2003, 141 unpatented mining claims located in Elko and Lander Counties in Nevada were contributed to the Company in exchange for 2,000,000 shares of the Company's common stock. In April, 2003, management and legal services were contributed to the Company in exchange for 500,000 shares of the Company's stock. The shares were valued in the accompanying financial statements at $1,004,320, which is the estimated fair market value at December 31, 2003.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         Section 78.7502 of the Private Corporations Law of the State of Nevada provides that a corporation may indemnify its officers, directors, employees and agents (or persons who have served, at the corporation's request, as officers, directors, employees or agents of another corporation) against the expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reason to believe his conduct was unlawful, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the suit was brought, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted by the Nevada Law.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with this offering are set forth below:

         Expenses                                               Amount
--------------------------------------------------------- -------------------
Securities and Exchange Commission filing fee                       $  1,041
Blue Sky fees and expenses                                             3,000
Accounting fees and expenses                                          18,000
Legal fees and expenses                                               40,000
Transfer agent and registrar fees and expenses                         5,000
Printing and electronic transmission expenses                         25,000
Postage                                                                2,000
Miscellaneous                                                         10,959
--------------------------------------------------------- -------------------
Total                                                               $105,000
--------------------------------------------------------- -------------------

Item 26. Recent Sales of Unregistered Securities

         We have sold the following securities within the past three years without registration under the Securities Act:

         1. In December, 2004 the Company issued Kent W. Goates options to purchase 250,000 shares of common stock at an exercise price of USD$0.15 per share. The options were issued pursuant to the Company's Incentive Plan in consideration of Mr. Goates's agreement to become a director of the Company. The shares were issued to one accredited investor. The Company believes that the issuance was exempt pursuant to Section 4(2) of the Securities Act, as well as analogous provisions of state law. The Company did not engage a placement agent for this offering.

         2. In October, 2004 the Company sold CAD$499,999 of its Series C Convertible Debentures for cash. The Debentures were sold to a total of 4 accredited investors in a private offering. The Company believes that the sale was exempt pursuant to Section 4(2) of the Securities Act and Rule 506, as well as analogous provisions of state law. The Series C Debentures are convertible into common stock at 60% of the IPO price. The Company did not engage a placement agent for this offering.

         3. In May through August, 2004 the Company sold CAD$750,000 of its Series B Convertible Debentures for cash. The Debentures were sold to a total of 32 accredited investors in a private offering. The Company believes that the sale was exempt pursuant to Section 4(2) of the Securities Act and Rule 506, as well as analogous provisions of state and provincial law. The Series B Debentures are convertible into common stock at 60% of the IPO price. Canaccord Capital Corporation acted as placement agent for the offering.

         4. In August, 2003, the Company sold CAD$600,000 of its Series A Convertible Debentures for cash. The Debentures were sold to a total of 14 accredited investors in a private offering. The Company believes that the sale was exempt pursuant to Section 4(2) of the Securities Act and Rule 506, as well as analogous provisions of state and provincial law. The Series A Debentures, as amended, are convertible into common stock at 50% of the IPO price. Canaccord Capital Corporation acted as placement agent for the offering.

         5. In April 2003, the Company issued 2,000,000 shares of common stock to Dennis McDowell and Donald McDowell, its President and Vice President, in exchange for certain unpatented mining claims. At the same time, the Company issued 250,000 shares of common stock to each of its Chet Idziszek, then its Chief Executive Officer, and Jim Stewart, then its Secretary. The Company believes that the sale was exempt pursuant to Section 4(2) of the Securities Act. The transaction was not underwritten.

         6. In April, 2003, the Company converted from a limited liability company form of organization to the corporate form. In connection with the conversion, the Company issued 6,500,000 shares of common stock to the three persons who had previously held limited liability company interests in the Company. The Company believes that the sale was exempt pursuant to Sections 3(a)(9) and 4(2) of the Securities Act. The transaction was not underwritten.

         7. In June, 2002, the Company's predecessor limited liability company issued its membership interests to Dennis McDowell, Donald McDowell and Keith Stroup. The Company believes that the sale was exempt pursuant to Section 4(2) of the Securities Act. The transaction was not underwritten.

Item 27. Exhibits

         (a) Exhibits filed herewith are listed below and if not located in another previously filed registration statement or report, are attached to this registration statement at the pages set out below. The "Exhibit Number" below refers to the Exhibit Table in Item 601 of Regulation S-B.

 Exhibit
 Number                       Name of Exhibit                         Location
--------- ----------------------------------------------------------- ----------
1.1       Agency Agreement
3.1       Certificate of Incorporation (including all amendments)
3.2       Bylaws (including all amendments)
5.1       Opinion of Callister Nebeker & McCullough                    ***
10.1      Employment Agreement - Dennis McDowell
10.2      Employment Agreement - Donald McDowell
10.3      Employment Agreement - Chet Idziszek
10.4      Lewis Option Agreement
10.5      Gale Peak Resources Group Mining Lease
10.6      Crossland Mining Lease
10.7      Madison Joint Venture Agreement
10.8      Placer Dome letter agreement
10.9      Form of "A" Debenture
10.10     Form of "B" Debenture
10.11     Form of "C" Debenture
23.1      Consent of Mayer Hoffman McCann P.C.
23.2      Consent of Callister Nebeker & McCullough (included in       ***
          Exhibit 5.1)
24.1      Power of Attorney                                             *
--------- ----------------------------------------------------------- ----------

         *     See signature page.
         ***   To be filed by amendment.

Item 28. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that it will (1) for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective and (2) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on December 23, 2004.

                                             GREAT AMERICAN MINERALS, INC.


                                             By:   /s/ Dennis McDowell
                                                 ------------------------------
                                                 Dennis McDowell
                                                 President

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McDowell and Donald McDowell and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.


     Signature                       Title                          Date
     ---------                       -----                          ----

/s/ Dennis McDowell      Director, President, Principal      December 23, 2004
----------------------   Executive Officer, and Principal
Dennis McDowell          Accounting Officer and Principal
                         Financial Officer

/s/ Donald McDowell      Director and Executive vice         December 23, 2004
----------------------   President
Donald McDowell

/s/ Chet Idziszek        Director                            December 23, 2004
----------------------
Chet Idziszek

/s/ James G. Stewart     Director                            December 23, 2004
----------------------
James G. Stewart

/s/ Kent W. Goates       Director                             December 23, 2004
----------------------
Kent W. Goates